                          INDEX TO FINANCIAL STATEMENTS

                                                                    Page
                                                                    ----
Report of Independent Registered Public Accounting Firm              F-1

Balance Sheet as of December 31, 2004                                F-2

Statements of Operations for the Year ended December 31, 2004 and
   from February 13, 2003 (inception) to December 31, 2003           F-3

Statements of Changes in Shareholders' Deficit for the Year ended
   December 31, 2004 and from February 13, 2003 (inception)
   to December 31, 2003                                              F-4

Statements of Cash flows for the Year ended December 31, 2004 and
   from February 13, 2003 (inception) to December 31, 2003           F-5

Notes to Financial Statements                                        F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Handheld Entertainment, Inc.

We have audited the accompanying balance sheet of Handheld Entertainment, Inc.
as of December 31, 2004, and the related statements of operations, changes in shareholders' deficit, and cash flows for the year ended December 31, 2004 and from February 13, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Handheld Entertainment, Inc. at
December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004 and from February 13, 2003 (inception) to December
31, 2003, in conformity with accounting principles generally accepted in the
United States of America.

/s/ Salberg & Company, P.A.
-----------------------------------
SALBERG & COMPANY, P.A.
Boca Raton, Florida
January 25, 2006

                                       F-1

                          HANDHELD ENTERTAINMENT, INC.
                                  BALANCE SHEET

                                                                                             AS OF DECEMBER 31,
                                                                                                    2004
                                                                                             ------------------

ASSETS
Current assets:
   Cash and cash equivalents                                                                         28,984
   Accounts Receivables, less allowances for doubtful accounts of $43,735                            56,455
   Inventories                                                                                      427,097
                                                                                                -----------
TOTAL CURRENT ASSETS                                                                                512,536
Fixed assets, net                                                                                    16,986
Capitalized software, net                                                                            14,187
Other Assets                                                                                          7,000
                                                                                                -----------
TOTAL ASSETS                                                                                    $   550,709

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Trade accounts payable                                                                         1,042,730
      Accrued and other liabilities                                                                 425,527
      Trade accounts and advances payable to Employees and Related Parties                          324,412
      Short term convertible and non-convertible notes and loans                                     94,500
      Short term notes and loans, Related Party                                                      43,370
                                                                                                -----------
TOTAL CURRENT LIABILITIES                                                                         1,930,539
Convertible Promissory Notes, Related Party                                                         470,730
                                                                                                -----------
TOTAL LIABILITIES                                                                                 2,401,269
Commitments and contingencies (Note 9)
Shareholders' Deficit
   Convertible Series A Preferred, $0.0001 par value; 563,380 authorized; 563,380 issued
      and outstanding; with a liquidation preference of $70,423                                          56
   Convertible Series B Preferred, $0.0001 par value; 1,111,111 authorized; 897,778 issued
      and outstanding; with a liquidation preference of $808,000                                         90
   Convertible Series C Preferred, $0.0001 par value; 1,000,000 authorized; 138,700 issued
      and outstanding; with a liquidation preference of $346,750                                         14
   Convertible Series D Preferred, $0.0001 par value; 800,000 authorized; 247,780 issued
      and outstanding; with a liquidation preference of $929,175                                         25
   Common stock, $0.0001 par value; 22,000,000 authorized; 2,835,861 issued
      and outstanding                                                                                   284
   Additional Paid in Capital  -- Warrants and Stock Options                                      1,362,568
   Additional Paid in Capital                                                                     2,208,112
   Accumulated deficit                                                                           (5,421,709)
                                                                                                -----------
TOTAL SHAREHOLDERS' DEFICIT                                                                      (1,850,560)
                                                                                                -----------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                                     $   550,709

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                                       F-2

                          HANDHELD ENTERTAINMENT, INC.
                             STATEMENT OF OPERATIONS

                                                                FROM
                                                             FEBRUARY 13,
                                                                2003
                                             YEAR ENDED      (INCEPTION)
                                            DECEMBER 31,   TO DECEMBER 31,
                                                2004            2003
                                            ------------   ---------------
Sales                                       $    550,811    $     19,062
Cost of goods sold                               607,400          39,452
                                            ------------    ------------
GROSS MARGIN                                     (56,589)        (20,390)
COSTS AND EXPENSES
   Bad Debt Expense                               43,735              --
   Sales and marketing                           562,779         424,953
   General and administrative                  2,275,206         946,005
   Research and development                      396,236         602,962
                                             -----------     -----------
TOTAL OPERATING EXPENSES                       3,277,956       1,973,920
                                             -----------     -----------
LOSS FROM OPERATIONS                          (3,334,545)     (1,994,310)
OTHER INCOME AND (EXPENSE)
   Interest income                                 6,897           5,932
   Interest expense                              (67,283)        (38,400)
                                             -----------     -----------
TOTAL OTHER INCOME (EXPENSE)                     (60,386)        (32,468)
                                             -----------     -----------
NET LOSS                                     ($3,394,931)    ($2,026,778)
NET LOSS PER SHARE - BASIC AND DILUTED            ($1.20)         ($0.81)
Weighted Average shares used in computing
   basic and diluted net loss per share        2,835,861       2,505,034

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                                       F-3

                          HANDHELD ENTERTAINMENT, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
YEAR ENDED DECEMBER 31, 2004 AND FROM FEBRUARY 13, 2003 (INCEPTION) TO DECEMBER
                                    31, 2003

                                                    SERIES A - PREFERRED   SERIES B - PREFERRED   SERIES C - PREFERRED
                                                           STOCK                  STOCK                  STOCK
                                                    --------------------   --------------------   --------------------
                                                       SHARES   AMOUNT        SHARES   AMOUNT        SHARES   AMOUNT
                                                      -------   ------       -------   ------       -------   ------

BALANCE AT FEBRUARY 13, 2003                                0     $ 0              0     $ 0              0     $ 0
Issuance of common stock to founders for
   $0.0005 per share                                       --      --             --      --             --      --
Issuance of common stock in connection
   with the acquisition of AVS Technology for
   $0.0005 per share                                       --      --             --      --             --      --
Issuance of common stock for $0.005 per
   share to an affiliate of a related party in
   exchange for a $50,000 note                             --      --             --      --             --      --
Issuance of common stock for $0.90 per
   share in exchange for services rendered                 --      --             --      --             --      --
Issuance of common stock for $2.50 per
   share in exchange for services rendered                 --      --             --      --             --      --

Issuance of Series A convertible preferred
   stock at $0.125 per share, net of issuance
   costs of $0                                        360,000      36             --      --             --      --

Issuance of Series A convertible preferred
   stock at $0.125 per share net of issuance
   costs of $0 in exchange for services rendered       40,000       4             --      --             --      --
Issuance of Series A convertible preferred
   stock at $0.125 per share, in connection with
   the acquisition of AVS Technology for
   $0.125 per share                                   163,380      16             --      --             --      --

Issuance of Series B convertible preferred
   stock at $0.90 per share, to an affiliate of a
   related party in exchange for a $150,000 note           --      --        166,667      17             --      --
Issuance of Series B convertible preferred
   stock at $0.90 per share, net of issuance
   costs of $0                                             --      --        731,111      73             --      --

Issuance of Series C convertible preferred
   stock at $2.50 per share, net of issuance
   costs of $20,000                                        --      --             --      --        115,200      12
Issuance of Series C convertible preferred
   stock at $2.50 per share in exchange for
   services rendered, net of stock based issuance
   costs of $15,000                                        --      --             --      --         23,500       2

Issuance of Series D convertible preferred
   stock at $3.75 per share                                --      --             --      --             --      --
Issuance of Series D convertible preferred
   stock at $3.75 per share in exchange for
   services rendered                                       --      --             --      --             --      --

Issuance of options and warrants related to:
   Employee services rendered                              --      --             --      --             --      --
   Non-Employee services rendered                          --      --             --      --             --      --
   Loan Fee                                                --      --             --      --             --      --

   Offering Costs of Series B preferred stock              --      --             --      --             --      --

Net Loss 2003                                              --      --             --      --             --      --
                                                      -------     ---        -------     ---        -------     ---
BALANCE AT DECEMBER 31, 2003                          563,300     $56        897,778     $90        138,770     $14
                                                      -------     ---        -------     ---        -------     ---

Issuance of Series D convertible preferred
   stock at $3.75 per share, net of issuance
   costs of $27,000                                        --      --             --      --             --      --
Issuance of Series D convertible preferred
   stock at $3.75 per share in exchange for
   services rendered                                       --      --             --      --             --      --

Issuance of options and warrants related to:
   Employee services rendered                              --      --             --      --             --      --
   Non-Employee services rendered                          --      --             --      --             --      --

Net Loss 2004                                              --      --             --      --             --      --
                                                      -------     ---        -------     ---        -------     ---
BALANCE AT DECEMBER 31, 2004                          563,300     $56        897,778     $90        138,700     $14
                                                      =======     ===        =======     ===        =======     ===

                                                                                                  APIC -
                                                    SERIES D - PREFERRED                        WARRANTS &
                                                           STOCK              COMMON STOCK        OPTIONS    ADDITIONAL
                                                    --------------------   ------------------   ----------    PAID. IN
                                                       SHARES   AMOUNT       SHARES    AMOUNT     AMOUNT       CAPITAL
                                                      -------   ------     ---------   ------   ----------   ----------

BALANCE AT FEBRUARY 13, 2003                                0     $ 0              0    $  0    $        0   $        0
Issuance of common stock to founders for
   $0.0005 per share                                       --      --      1,690,000     169            --          676
Issuance of common stock in connection
   with the acquisition of AVS Technology for
   $0.0005 per share                                       --      --        678,028      68            --          271
Issuance of common stock for $0.005 per
   share to an affiliate of a related party in
   exchange for a $50,000 note                             --      --        400,000      40            --       49,960
Issuance of common stock for $0.90 per
   share in exchange for services rendered                 --      --         65,333       7            --       58,793
Issuance of common stock for $2.50 per
   share in exchange for services rendered                 --      --          2,500      --            --        6,250

Issuance of Series A convertible preferred
   stock at $0.125 per share, net of issuance
   costs of $0                                             --      --             --      --            --       44,964

Issuance of Series A convertible preferred
   stock at $0.125 per share, net of issuance
   costs of $0 in exchange for services rendered           --      --             --      --            --        4,996
Issuance of Series A convertible preferred
   stock at $0.125 per share, in connection with
   the acquisition of AVS Technology for
   $0.125 per share                                        --      --             --      --            --       20,407

Issuance of Series B convertible preferred
   stock at $0.90 per share to an affiliate of a
   related party in exchange for a $150,000 note           --      --             --      --            --      149,983
Issuance of Series B convertible preferred
   stock at $0.90 per share, net of issuance
   costs of $0                                             --      --             --      --            --      657,927

Issuance of Series C convertible preferred
   stock at $2.50 per share, net of issuance
   costs of $20,000                                        --      --             --      --            --      267,988
Issuance of Series C convertible preferred
   stock at $2.50 per share in exchange for
   services rendered, net of stock based issuance
   costs of $15,000                                        --      --             --      --            --       43,748

Issuance of Series D convertible preferred
   stock at $3.75 per share                            64,432       6             --      --            --      241,615
Issuance of Series D convertible preferred
   stock at $3.75 per share in exchange for
   services rendered                                    1,334       1             --      --            --        4,999

Issuance of options and warrants related to:
   Employee services rendered                              --      --             --      --       155,103           --
   Non-Employee services rendered                          --      --             --      --        35,632           --
   Loan Fee                                                --      --             --      --        76,545           --

   Offering Costs of Series B preferred stock              --      --             --      --       (33,239)          --

Net Loss 2003                                              --      --             --      --            --           --
                                                      -------     ---      ---------    ----    ----------    ---------
BALANCE AT DECEMBER 31, 2003                           65,766       7      2,835,861     284       234,041    1,552,577
                                                      -------     ---      ---------    ----    ----------    ---------

Issuance of Series D convertible preferred
   stock at $3.75 per share, net of issuance
   costs of $27,000                                   175,348      17             --      --            --      630,536
Issuance of Series D convertible preferred
   stock at $3.75 per share in exchange for
   services rendered                                    6,666       1             --      --            --       24,999

Issuance of options and warrants related to:
   Employee services rendered                              --      --             --      --     1,012,410           --
   Non-Employee services rendered                          --      --             --      --       116,117           --

Net Loss 2004                                              --      --             --      --            --           --
                                                      -------     ---      ---------    ----    ----------    ---------
BALANCE AT DECEMBER 31, 2004                          247,780     $25      2,835,861    $284    $1,362,568    2,208,112
                                                      =======     ===      =========    ====    ==========    =========

                                                    ACCUMULATED
                                                      DEFICIT        TOTAL
                                                    -----------   -----------

BALANCE AT FEBRUARY 13, 2003                        $         0   $         0
Issuance of common stock to founders for
   $0.0005 per share                                         --           845
Issuance of common stock in connection
   with the acquisition of AVS Technology for
   $0.0005 per share                                         --           339
Issuance of common stock for $0.005 per
   share to an affiliate of a related party in
   exchange for a $50,000 note                               --        50,000
Issuance of common stock for $0.90 per
   share in exchange for services rendered                   --        58,800
Issuance of common stock for $2.50 per
   share in exchange for services rendered                   --         6,250

Issuance of Series A convertible preferred
   stock at $0.125 per share, net of issuance
   costs of $0                                               --        45,000

Issuance of Series A convertible preferred
   stock at $0.125 per share, net of issuance
   costs of $0 in exchange for services rendered             --         5,000
Issuance of Series A convertible preferred
   stock at $0.125 per share, in connection with
   the acquisition of AVS Technology for
   $0.125 per share                                          --        20,423

Issuance of Series B convertible preferred
   stock at $0.90 per share to an affiliate of a
   related party in exchange for a $150,000 note             --       150,000
Issuance of Series B convertible preferred
   stock at $0.90 per share, net of issuance
   costs of $0                                               --       658,000

Issuance of Series C convertible preferred
   stock at $2.50 per share, net of issuance
   costs of $20,000                                          --       268,000
Issuance of Series C convertible preferred
   stock at $2.50 per share in exchange for
   services rendered, net of stock based issuance
   costs of $15,000                                          --        43,750

Issuance of Series D convertible preferred
   stock at $3.75 per share                                  --       241,621
Issuance of Series D convertible preferred
   stock at $3.75 per share in exchange for
   services rendered                                         --         5,000

Issuance of options and warrants related to:
   Employee services rendered                                --       155,103
   Non-Employee services rendered                            --        35,632
   Loan Fee                                                  --        76,545

   Offering Costs of Series B preferred stock                --       (33,239)

Net Loss 2003                                        (2,026,778)   (2,026,778)
                                                    -----------   -----------
BALANCE AT DECEMBER 31, 2003                         (2,026,778)     (239,709)
                                                    -----------   -----------

Issuance of Series D convertible preferred
   stock at $3.75 per share, net of issuance
   costs of $27,000                                          --       630,553
Issuance of Series D convertible preferred
   stock at $3.75 per share in exchange for
   services rendered                                         --        25,000

Issuance of options and warrants related to:
   Employee services rendered                                --     1,012,410
   Non-Employee services rendered                            --       116,117

Net Loss 2004                                        (3,394,931)   (3,394,931)
                                                    -----------   -----------
BALANCE AT DECEMBER 31, 2004                        $(5,421,709)  $(1,850,560)
                                                    ===========   ===========

    The accompanying notes are an integral part of these financial statements

                                       F-4

                          HANDHELD ENTERTAINMENT, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                                              FROM FEBRUARY
                                                                                                                13, 2003
                                                                                            YEAR ENDED       (INCEPTION) TO
                                                                                        DECEMBER 31, 2004   DECEMBER 31, 2003
                                                                                        -----------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                ($3,394,931)        ($2,026,778)
   Adjustments to reconcile net income to net cash used by operating activities:
      Depreciation and amortization                                                             15,264               8,846
      Amortization of debt discount                                                             38,273              38,273
      Bad Debt Expense                                                                          43,735                  --
      Settlement Loss                                                                           63,052                  --
      Non-Cash exchange of note for services                                                    50,000                  --
      Non-Cash expenses related to preferred stock issued for services                          25,000              53,765
      Non-Cash expenses related to common stock issued for services                                 --              65,465
      Non-Cash charges related to warrants issued to non-employees  for services               116,117               2,393
      Non-Cash charges under APB 25 related to stock options and warrants issued with
      intrinsic value to employees                                                           1,012,410             155,103
      Interest income related to the issuance of a Note to a Related party
      for the purchase of Common and Preferred Stock                                             5,465              (5,465)
   Changes in assets and liabilities:
      Accounts Receivable                                                                      (81,127)            (19,061)
      Inventories                                                                              127,845            (554,942)
      Other Assets                                                                                 206              (7,211)
      Trade accounts payable                                                                   281,700             797,978
      Accrued and other liabilities                                                            328,474              67,054
      Trade Accounts and advances payable to Employees and Related Parties                     208,708             115,703
                                                                                          ------------         -----------
NET CASH USED IN OPERATING ACTIVITIES                                                      ($1,159,809)        ($1,308,877)

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of equipment                                                                         --             (29,106)
      Purchase of software                                                                          --              (5,415)
                                                                                          ------------          ----------
NET CASH USED IN INVESTING ACTIVITIES                                                     $         --            ($34,521)

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from notes                                                                       94,500                  --
      Proceeds from loan included in other liabilities                                              --              30,000
      Proceeds on subscription note receivable                                                  50,000
      Short Term Payments on Borrowing from Related Parties                                         --             (79,000)
      Short Term Borrowings from Related Parties                                                    --              97,370
      Long Term Borrowings from Related Parties                                                460,730              35,000
      Bank Overdraft                                                                           (46,991)             46,991
      Sale of Common Stock to the founders group, net of issuance costs of $0                       --                 416
      Sale of Series A Preferred Stock, net of issuance costs of $0                                 --              45,000
      Sale of Series B Preferred Stock, net of issuance costs of $0                                 --             658,000
      Sale of Series C Preferred Stock                                                              --             288,000
      Series C Offering costs                                                                       --             (20,000)
      Sale of Series D Preferred Stock                                                         657,554             241,621
      Series D Offering costs                                                                  (27,000)                 --
                                                                                          ------------         -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                 $  1,188,793         $ 1,343,398
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                            28,984                  --
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                      --                  --
                                                                                          ------------         -----------
CASH AND CASH EQUIVALENTS AT END OF THE YEAR                                              $     28,984         $        --

                                       F-5

                                                                                    FISCAL YEAR ENDED DECEMBER 31,
                                                                                    ------------------------------
                                                                                            2004     2003
                                                                                            ----   --------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                                                                $--   $     --
Income tax paid                                                                               --         --

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
   Acquisition of technology in exchange for Common and Preferred Series A hares             $--   $ 20,762
   Issuance of Common Stock to a Related Party in exchange for a note                         --     50,000
   Issuance of Series B Preferred Stock to a Related Party in exchange for a note             --    150,000
   Issuance of Convertible Series C Preferred Stock as offering costs                         --     15,000
   Warrants issued in conjunction with financings                                             --     76,545

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                                       F-6

                          HANDHELD ENTERTAINMENT, INC.
                          NOTES TO FINANCIAL STATEMENTS

     1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION, OPERATIONS AND LIQUIDITY

Our company is a California corporation and was formed in February 2003 to create products and services for the rapidly growing portable media player (PMP)
market. In May 2003, we acquired certain technology as a result of an acquisition of intangible assets referred to as AVS Technology.

The Company's principal offices are in San Francisco, California, which it occupies under a month-to-month lease.

We create products and deliver services that allow consumers to enjoy digital media "on the go." Just as cellular telephones allowed communications to be mobile, and personal cassette players (such as the Walkman) allowed music to be mobile, our Company is creating a family of products and services that allow digital entertainment to be mobile. We provide consumers with a complete, end-to-end solution for enjoying digital media, including devices, technology, and content services.

Our strategy is to capitalize on the synergy between portable digital entertainment products and the digital media that run on them. Our management is focused on two synergistic multi-billion dollar markets portable digital media devices and the content to play on them. By providing to consumers a solution that includes both devices and content, our goal is to create a powerful synergy that will encourage consumers to adopt our devices, drive recurring content and
eCommerce revenue and distinguish us from the competition.

We launched our first ZVUE product in December 2003. The ZVUE is aimed at the mass market with a MSRP as low as $99, it is significantly less expensive than competing products (some costing hundreds of dollars more) subsequently brought to market by other companies. In the U.S., the ZVUE is available at retailers and over the web.

Historically, we have financed our working capital and capital expenditure requirements primarily from short and long-term notes, sales of common and preferred stock and the product financing arrangement we established with our contract-manufacturing partner. We are seeking additional equity and/or debt financing to sustain our growth strategy. We were able to obtain sufficient funds to continue in operation at least through the January 2006 completion of these financial statements. We believe that based on our current cash position, our borrowing capacity, and our assessment of how potential equity investors will view us, we will be able to continue operations at least through the end of
2006. The forecast that our financial resources will last through that period is a forward-looking statement that involves significant risks and uncertainties.
It is reasonably possible that we will not be able to obtain sufficient financing to continue operations.

                                       F-7

Furthermore, any additional equity or convertible debt financing will be dilutive to existing shareholders and may involve preferential rights over common shareholders. Debt financing, with or without equity conversion features, may involve restrictive covenants.

The forecast period of time through which our financial resources will be adequate to support working capital and capital expenditure requirements is a forward-looking statement that involves risks and uncertainties, and actual results could vary. Furthermore, any additional equity financing may be dilutive to shareholders and debt financing may involve restrictive covenants.

We are subject to the risks associated with similar companies in a comparable stage of growth and expansion. These risks include, but are not limited to, fluctuations in operating results, seasonality, a lengthy sales cycle, competition, a limited customer base, dependence on key individuals and international partners, foreign currency exchange rate fluctuations, product concentration, and the ability to adequately finance its ongoing operations.

In September 2003, the Company effected a one for five reverse stock split on all authorized, issued and outstanding preferred and common stock. All share and per share data in the accompanying financial statements and Notes retroactively reflect the effect of the reverse split.

USE OF ESTIMATES

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). These accounting principles require us to make certain estimates, judgments and assumptions in preparation of the financial statements. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of our financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application.
There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. Significant estimates in 2004 and 2003 include the valuation of accounts receivable and inventories, valuation of capital stock, options and warrants granted for services, estimates of allowances for sales returns and the estimate of the valuation allowance on deferred tax assets.

                                       F-8

CONCENTRATIONS

Financial instruments that potentially subject us to concentrations of credit risk consist of cash and cash equivalents and accounts receivable.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2004.

At December 31, 2004, three customers accounted for 25%, 24% and 23% of accounts receivable.

In the year ended December 31, 2003 no single customer accounted for greater than 10% of our gross revenues.

In the year ended December 31, 2004, one retailer represented 48% of our revenues and we therefore were materially dependent upon them. Due to the nature of our business and the relative size of the contracts, which are entered into in the ordinary course of business, the loss of any single significant customer, including the above customer, would have a material adverse effect on our results.

Manufacturing of our ZVUE product is performed in China by our manufacturing partner who is a related party (see Note 8). Any disruption of the manufacturing process as a result of political, economic, foreign exchange or other reasons could be disruptive to our operations. We have no reason to expect such a disruption but we believe that, if necessary, production could be reestablished in other territories in a reasonable period of time at reasonable terms. This is, however, a forward-looking statement that involves significant risks and uncertainties. It is possible that relocation of production, if it were to become necessary, would take longer and be more expensive than anticipated. At
December 31, 2004, $212,224 of component inventory was held at the Chinese location.

Purchases during 2004 and 2003 from our manufacturing partner were approximately
$403,000 and $45,000, respectively. Accounts payable due to this vendor at
December 31, 2004 was approximately $199,000 and is included in accounts payable, employees and related parties. The balance due is fully collateralized by all accounts receivables and inventory. Subsequent to December 31, 2004, the security agreement was amended to include substantially all assets of the
Company as collateral.

CASH AND CASH EQUIVALENTS

We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. However, as of the year ended
December 31, 2004, we held no such investments.

                                       F-9

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of cash and cash equivalents, trade receivables, trade payables and debt approximates carrying value due to the short maturity and/or recent issuance of such instruments. The fair value of long-term debt approximates carrying value as the stated interest rate approximates market rates.

ACCOUNTS RECEIVABLE

We sell our products to end-users through retailers and other resellers who are extended credit terms after an analysis of their financial condition and credit worthiness.

Credit terms, when extended, are based on evaluation of the customers' financial condition and, generally, collateral is not required. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. Management regularly evaluates the allowance for doubtful accounts considering a number of factors. Estimated losses are based on the aging of accounts receivable balances, a review of significant past due accounts, and our historical write-off experience, net of recoveries. If the financial condition of our customers were to deteriorate, whether due to deteriorating economic conditions generally, in the industry, or otherwise, resulting in an impairment of their ability to make payments, additional allowances would be required.

The Company establishes an allowance and charges bad debt expense on accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the bad debt expense in the period of recovery.

The majority of the Company's accounts receivable are due from established retailers engaged in the sale of consumer electronics to end users. Accounts receivable are due within 30 to 60 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are reviewed for collectability and after 30 days are considered past due.

                                                      BALANCE AT       ADDITIONS                  BALANCE AT
                                                     BEGINNING OF   CHARGED TO BAD                  END OF
                    DESCRIPTION                         PERIOD       DEBT EXPENSE    DEDUCTIONS     PERIOD
--------------------------------------------------   ------------   --------------   ----------   ----------

From February 13, 2003 (inception) to December 31,
   2003, Allowance for doubtful accounts                  $0            $     0          $0         $     0
For the year ended December 31, 2004,
   Allowance for doubtful accounts                        $0            $43,735          $0         $43,735

                                      F-10

INVENTORIES

Inventories, consisting primarily of finished goods and components, are valued at the lower of cost or market and are accounted for on the first-in, first-out basis. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value. We recognize all inventory reserves as a component of product costs. As of December 31, 2004 and
2003, we had no requirement for an inventory valuation reserve.

FIXED ASSETS

Fixed assets are stated at cost. Depreciation of furniture, equipment, computer equipment and software purchased for internal use, is computed using the straight-line method over the estimated useful lives of the respective assets of
3 to 7 years.

SOFTWARE DEVELOPMENT COSTS

Costs incurred in the initial design phase of software development are expensed as incurred in research and development. Once the point of technological feasibility is reached, direct production costs are capitalized in compliance with Statement of Financial Accounting Standards SFAS No. 86, Accounting for the
Costs of Computer Software to be Sold, Leased or Otherwise Marketed" for
software that is embedded in our products. We cease capitalizing computer software costs when the product is available for general release to customers.
Costs associated with acquired completed software are capitalized.

We amortize capitalized software development costs on a product-by-product basis. The amortization for each product is the greater of the amount computed using (a) the ratio of current gross revenues to the total of current and anticipated future gross revenues for the product or (b) 18, 36, or 60 months, depending on the product. We evaluate the net realizable value of each software product at each balance sheet date and records write-downs to net realizable value for any products for which the carrying value is in excess of the estimated net realizable value.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates its long-lived assets and intangible assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

                                      F-11

REVENUE RECOGNITION

Revenue is recognized when persuasive evidence of an arrangement exists
(generally a purchase order), product has been shipped, the fee is fixed and determinable, and collection of the resulting account is probable. Our revenue is primarily derived from sales of PMP's to retailers. We record the associated revenue at the time of the sale net of estimated returns. We also sell our products directly to end-users via the Internet and we record revenue when the product is shipped, net of estimated returns.

The Company follows the guidance of Emerging Issues Task Force (EITF) Issue 01-9
"Accounting for Consideration Given by a Vendor to a Customer" and (EITF) Issue
02-16 "Accounting By a Customer (Including a Reseller) for Certain
Considerations Received from Vendors." Accordingly, any incentives received from vendors are recognized as a reduction of the cost of products. Promotional products given to customers or potential customers are recognized as a cost of sales,. Cash incentives provided to our customers are recognized as a reduction of the related sale price, and, therefore, are a reduction in sales.

Upon return, we have historically reduced sales and accounts receivable and have placed a zero value on the returned inventory. In addition, we estimate a reserve for sales returns and record that amount as a reduction of sales and a sales return liability.

RESERVE FOR SALES RETURNS

Our return policy generally allows our end users and retailers to return purchased products for refund or in exchange for new products within 90 days of end user purchase. We estimate a reserve for sales returns and record that reserve amount as a reduction of sales and as a sales return reserve liability.

SHIPPING AND HANDLING COSTS

Amounts invoiced to customers for shipping and handlings are included in sales.
Actual shipping and handling costs to ship products to our customers are included in general and administrative expenses and were $21,468 and $2,025 in
2004 and 2003, respectively.

ADVERTISING COSTS

In accordance with SOP 93-7, we expense advertising costs as they are incurred.
Advertising and related promotion expenses for the year ended December 31, 2004 and 2003 were $21,400 and $5,000, respectively.

STOCK BASED AWARDS

We account for stock-based compensation plans in accordance with Accounting
Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to
Employees,

                                      F-12

under which no compensation cost is recognized in the financial statements for employee stock arrangements when grants are made at fair market value. We have adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock
Based Compensation" as amended by SFAS No. 148, Accounting for Stock-Based
Compensation-Transition and Disclosure.

Had compensation cost for the stock-based compensation plans been determined based upon the fair value at grant dates for awards under those plans consistent with the method prescribed by SFAS 123, net income would have been charged the pro forma amounts indicated below. The pro forma financial information should be read in conjunction with the related historical information and is not necessarily indicative of actual results.

                                                        YEAR ENDED DECEMBER 31,
                                                      ---------------------------
                                                          2004           2003
                                                      ------------   ------------

Net loss, as reported                                  ($3,394,931)   ($2,026,778)
Intrinsic compensation charge recorded under APB 25      1,012,410        155,103
Pro Forma compensation charge under SFAS 123, net
   of tax                                               (1,145,559)      (202,555)
Pro Forma net loss                                     ($3,528,080)   ($2,074,230)
Net Loss Per Share:
   Basic and Diluted--as reported                     $       1.20   $       0.81
   Basic and Diluted--pro forma                       $       1.24   $       0.83

The fair value of each option granted was estimated on the date of the grant using the Black-Scholes option-pricing model using the following weighted average assumptions:

                                  YEAR ENDED DECEMBER 31,
                                  -----------------------
                                     2004         2003
                                  ---------    ---------
Risk-free interest rates          3.1 - 4.5%   2.3 - 3.2%
Expected dividend yields                0.0%         0.0%
Expected volatility                    82.7%        82.7%
Expected option life (in years)           5            5

The weighted average fair values as of the grant date for grants made in the year ended December 31, 2004 and 2003 were $0.77 and $0.73, respectively.

We have granted options and warrants to certain key consultants and other non-employees, which resulted in non-cash expenses recognized as of December 31,
2004 and 2003. Non-cash expenses for grants to non-employees were recorded at the time of options and warrant grants and calculated using the Black-Scholes method of valuation. The non-cash expense for stock based compensation has been as follows:

                                                     YEAR ENDED DECEMBER 31,
                                                     -----------------------
                                                          2004       2003
                                                        --------   -------
NON-CASH STOCK BASED COMPENSATION TO NON-EMPLOYEES      $116,117   $78,938

                                      F-13

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial
Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS
No.109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

RECENT ACCOUNTING PRONOUNCEMENTS

ACCOUNTING CHANGES AND ERROR CORRECTIONS - In June 2005, the FASB issued
Statement of Financial Accounting Standards No. 154, Accounting Changes and
Error Corrections SFAS No. 154. FAS 154 replaces APB Opinion No. 20, "Accounting
Changes" and FAS No. 3, Reporting Accounting Changes in Interim Financial
Statement". FAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle. FAS 154 also requires that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for prospectively as a change in estimate, and correction of errors in previously issued financial statements should be termed a "restatement". FAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The implementation of FAS 154 is not expected to have a material impact on the Company's financial statements.

SHARE-BASED PAYMENT - REVISION OF SFAS 123, ACCOUNTING FOR STOCK-BASED
COMPENSATION - In December 2004, FASB issued Statement of Financial Accounting
Standards SFAS No. 123 (Revised 2004), Share-Based Payment. The new
pronouncement replaces the existing requirements under SFAS No.123 and APB 25.
According to SFAS No. 123(R), all forms of share-based payments to employees, including employee stock options and employee stock purchase plans, would be treated the same as any other form of compensation by recognizing the related cost in the Statement of Operations. This pronouncement eliminates the ability to account for stock-based compensation transactions using APB No. 25 and generally would require instead that such transactions be accounted for using a fair-value based method. FASB concluded that, for small business issuers, SFAS
No. 123(R) is effective for awards and stock options granted, modified or settled in cash in annual periods beginning after December 15, 2005. SFAS No.
123(R) provides transition alternatives for public companies to restate prior interim periods or prior years.

Because we do, as described in Note 11, have an employee stock option plan and do use stock options in attracting and retaining our employees, we anticipate that reported compensation expense will be higher than if SFAS No. 123(R) were not effective. The pro forma effects, shown above, on net loss had SFAS 123 been applied may give a

                                      F-14

reasonable idea of what the historical effects would have been had SFAS 123(R)
applied. We are in the process of evaluating, however, what alternate methods, permitted by SFAS 123(R) but not SFAS 123 that we might use to value the options and the effects that this will have on our statements of operations. We are also evaluating the effects that the SFAS 123(R) transition rules will have on our financial statements.

EXCHANGES OF NON-MONETARY ASSETS--AN AMENDMENT OF APB OPINION NO. 29 - In
December 2004, FASB issued SFAS 153, Exchanges of Non-Monetary Assets--an amendment to APB Opinion No. 29. This statement amends APB 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Adoption of this statement is not expected to have a material impact on our results of operations or financial condition.

INVENTORY COSTS--AN AMENDMENT OF ARB NO. 43, CHAPTER 4 - In November 2004, the
FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter
4. The standard requires that abnormal amounts of idle capacity and spoilage costs should be excluded from the cost of inventory and expensed when incurred.
SFAS No. 151 is effective for fiscal years beginning after June 15, 2005. We do not expect the adoption of this standard to have a material effect on our financial position or results of operations.

     2.   INVENTORIES

At December 31, 2004, Inventories consists of the following:

Finished Goods              $214,873
Components                   212,224
                            --------
Less: Valuation Allowance         --
                            --------
                            $427,097
                            ========

     3.   FIXED ASSETS

At December 31, 2004, Property, equipment and software consisted of the following:

Equipment                                         $ 29,106
Software (internal use)                              5,415
Less: Accumulated depreciation and amortization    (17,535)
                                                  --------
Net Book Value                                    $ 16,986
                                                  ========

Depreciation expense and amortization is computed using the straight-line method over the estimated useful lives of 3 - 5 years. We incurred depreciation expense of $11,111 and $6,424 for the years ended December 31, 2004 and 2003, respectively.

                                      F-15

     4.   CAPITALIZED SOFTWARE, NET

ACQUISITION OF AVS TECHNOLOGY

In May 2003, we completed an asset purchase agreement whereby we acquired title and interest in certain intangible assets referred to as the AVS Technology. The technology was developed to assist in the compression of audio and video content for use in the ZVUE product. The $20,762 in consideration for the acquisition was paid in a combination of 678,028 unregistered common shares and 163,380 preferred Series A stock valued at $0.0005 and $0.125 per share, respectively.
(See Note 12)

This transaction was not deemed to be a material business combination, therefore, no pro forma results are required under the Statement of Financial
Accounting Standards No. 141. We did not record any goodwill as a result of this acquisition.

At December 31, 2004 capitalized software consists of the following:

                     Capitalized Software
                     --------------------
At Cost                    $20,762
Less: Amortization          (6,575)
                           -------
Net Book Value             $14,187
                           =======

Amortization expense is computed using the straight-line method over the estimated useful life of 5 years. We incurred amortization expenses of $4,153 and $2,422 for the years ended December 31, 2004 and 2003, respectively.

Annual amortization for the next five years is expected to be as follows

2005   $ 4,152
2006     4,152
2007     4,152
2008     1,731
2009         0
       -------
       $14,187

                                      F-16

     5.   DEBT

The following table details our outstanding debt as of December 31, 2004:

                                                                  DECEMBER 31,
SHORT-TERM                                                            2004
                                                                  ------------
   Convertible 10% Notes Payable - Preferred Series D               $ 64,500
   Convertible 9.5% Promissory Notes - Preferred Series D             30,000
   8% Promissory Notes Payable to Related Parties with warrants
      attached - (See Note 8)                                         35,000
   Loan Payable to Related Party - (See Note 8)                        8,370
                                                                    --------
SUBTOTAL SHORT-TERM                                                 $137,870

LONG-TERM
   Convertible 8.0% Promissory Notes - Common Stock -
      (See Note 8)                                                   443,730
   Convertible 9.5% Promissory Notes - Common Stock -
      (See Note 8)                                                    27,000
                                                                    --------
SUBTOTAL LONG TERM                                                  $470,730

CONVERTIBLE 10% NOTES PAYABLE - PREFERRED SERIES D

In February 2004, the company sold $64,500 of notes that were convertible into its Series D preferred stock at a price equal to $3.75. The preferred series D stock is convertible to the common stock of the Company on a one for one ratio.
The notes carry a 10% interest rate and were due and payable on demand but not earlier than one year after their issuance. As of December 31, 2004, the notes and all interest earned were outstanding.

As of December 31, 2004, we had accrued approximately $5,500 of interest related to the notes.

CONVERTIBLE 9.5% PROMISSORY NOTES - PREFERRED SERIES D

In June 2004, the company sold notes equal to $30,000 that carried a 9.5%
interest rate and were due and payable June 15, 2005. Additionally, the holder was entitled to convert the note to preferred series D stock at the holder's election at a price equal to $3.75. The preferred series D stock is convertible to the common stock of the Company on a one for one ratio. As of December 31,
2004, the notes and all interest earned were outstanding.

As of December 31, 2004, we had accrued approximately $1,430 of interest related to the notes.

The note and all accrued interest were paid in full in January 2006 as part of a settlement agreement with the note holder. The settlement included the release of various other claims and resulted in a payment of $35,000 to the note holder which represented the

                                      F-17

principal and accrued interest through the payment date. With the settlement agreement, the note holder forgave all rights and responsibilities as they relate to the note, potential conversion of the note and any other claims that the note holder may have asserted.

All convertible notes were reviewed by management to determine if the embedded conversion rights qualified as derivatives under FASB Statement 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations.
Management determined the embedded conversion features were not derivatives and accordingly each convertible instrument is reflected as one combined instrument in the accompanying financial statements. Management then reviewed whether a beneficial conversion feature and value existed. For convertible notes with fixed conversion terms, there was no beneficial conversion value as the conversion price equaled the fair market value of the underlying capital shares at the debt issuance date. For convertible instruments with a variable conversion price, due to the contingency of the conversion being linked to a future offering not under control of the creditor, any beneficial conversion amount will be measured and recorded when the contingency is resolved.

The following table details the repayments of the debt detailed above over the next five years ending December 31, 2009 and thereafter:

                             FISCAL YEAR ENDING DECEMBER 31,
                   ---------------------------------------------------
                                                              2010 AND
                     2005       2006     2007   2008   2009    BEYOND
                   --------   --------   ----   ----   ----   --------
Short Term Debt    $137,870   $     --    $--    $--    $--      $--
Long Term Debt           --    470,730     --     --     --       --
                   --------   --------    ---    ---    ---      ---
TOTAL REPAYMENTS   $137,870   $470,730    $--    $--    $--      $--

The total interest expense was $67,283 and $38,400 for the years ended December
31, 2004 and 2003, respectively.

Amortization of debt discount included in interest expense during 2004 and 2003 was $38,273 and $38,273, respectively (see Related Parties Note 8).

The weighted average interest rate on short-term notes and loans was 8.78% at
December 31, 2004.

                                      F-18

     6.   TRADE ACCOUNTS AND ADVANCES PAYABLE TO EMPLOYEES AND RELATED PARTIES

As of December 31, 2004, trade accounts and advances payable to employees and related parties consist of the following:

                                                                          DECEMBER 31,
NAME                                            RELATIONSHIP                  2004
----------------------------------   ----------------------------------   ------------

Eastech Electronics (Taiwan), Inc.   Manufacturing Partner                  $199,305
Gregory Sutyak                       Company Officer (CFO)                    54,988
Carl Page                            Director & CTO                           26,520
The Ardtully  Group                  Related Party Consultant                 24,552
Other                                                                         19,047
                                                                            --------
   TOTAL ACCOUNTS AND ADVANCES PAYABLE TO EMPLOYEES AND RELATED PARTIES     $324,412
                                                                            --------

The accounts payable balance due Eastech Electronics (Taiwan), Inc. at December
31, 2004 is collateralized by all accounts receivable and inventory. (See Note
8)

     7.   ACCRUED AND OTHER LIABILITIES

As of December 31, 2004, accrued and other liabilities consist of the following:

                                    DECEMBER 31,
                                        2004
                                    ------------
Accrued & other liabilities:
   Settlement liabilities             $183,000
   Payroll & benefits                  131,821
   Accrued Royalties                    50,000
   Accrued Interest                     18,236
   Reserve for sales returns            12,300
   Other                                30,170
                                      --------
TOTAL ACCRUED & OTHER LIABILITIES     $425,527

VENDOR SETTLEMENT

The Company entered into a settlement agreement with a vendor related to the purchase of certain advertising for the ZVUE product. The advertising included actual advertising purchased as well as various creative work completed by the vendor. To settle the matter the Company and the vendor entered into the settlement agreement and released all claims against each other. The terms of the settlement agreement call for the Company to make payments to the vendor of
$10,000 per month. As of December 31, 2004 the

                                      F-19

Company accrued $155,000 in settlement liabilities. As January 15, 2006 the
Company was in compliance with the agreement and had paid the vendor $120,000.

SEPARATION AGREEMENT

The Company entered into a separation agreement in 2004 with a former officer who is a current director. The amount included in settlement liabilities is
$28,000.

RETURNS RESERVE

The activity in the Reserve for Sales Returns Account during 2004 was as follows:

Opening balance -- December 31, 2003           $    --
Additions - recorded as a reduction of Sales    12,300
Deductions                                          --
Ending balance -- December 31, 2004            $12,300

     8.   RELATED PARTY TRANSACTIONS

NOTES RECEIVABLE FROM RELATED PARTIES - COMMON STOCK PURCHASE

In May 2003, the Company entered into a subscription promissory note agreement with an affiliate of a related party officer to finance the purchase of the
Company's common stock. The loan of $50,000 was utilized to purchase 400,000 shares. The note carried 5% simple interest and was due on September 30, 2003.
In 2004, the loan and all accrued interest were forgiven as a part of an employment agreement with the related party and charged to compensation expense.

As of December 31, 2004 and 2003, we had accrued approximately $2,500 and $1,520 of interest income related to the note.

NOTES RECEIVABLE FROM RELATED PARTIES - PREFERRED SERIES B STOCK PURCHASE

In May 2003, the Company entered into a subscription promissory note agreement with an affiliate of a related party officer to finance the purchase of the
Company's preferred stock series B. The loan of $150,000 was utilized to purchase 166,667 shares. The note carried 5% simple interest and was due on
September 30, 2003. In 2004, $50,000 was paid on the note and subsequently the remaining principal balance and all accrued interest were fully reserved for as a result of our analysis of the potential collectability of the note and related interest. As a result of this analysis, the Company recorded a settlement loss of approximately $63,000 in 2004 against the note.

As of December 31, 2004 and 2003, we had accrued approximately $4,400 and $3,950 of interest income related to the note.

                                      F-20

8% PROMISSORY NOTES PAYABLE TO RELATED PARTIES WITH WARRANTS ATTACHED

On December 15, 2003, we entered into two promissory notes with two members of the Board of Directors for $20,000 and $15,000, respectively. The notes carried an 8% interest rate and were due on January 14, 2004. Additionally, each holder is entitled to receive a warrant to purchase 3 shares of the common stock of the
Company for each dollar of principal. These warrants have a strike price of
$0.375 and will expire three years from issuance. The warrants were valued at
$76,545 utilizing the Black-Scholes valuation model and were being recognized as equity and interest expense over the original term of the loan. As of December
31, 2004, the notes and all interest earned were outstanding and in default.
These notes were amended in January 2006 and the due date extended to July 1,
2006.

As of December 31, 2004 and 2003, we had accrued approximately $2,930 and $127 of interest related to the notes. We also recognized $38,273 of interest expense for both the years ended December 31, 2004 and 2003 as a result of the issuance of the warrants described above.

LOAN PAYABLE TO A RELATED PARTY

In December 2003, the Company received a series of cash advances from an executive officer equal to $18,370. The advances carry no interest rate or conversion rights and are due on demand.

As of December 31, 2004, we had accrued no interest related to the note and the balance outstanding was $8,370.

CONVERTIBLE 9.5% PROMISSORY NOTES - COMMON STOCK

In June and July 2004, the Company received $27,000 in advances from a current director which carried a 9.5% interest rate and were due on demand. In January
2006, the advances were converted into a note with a new maturity date of July
1, 2006. Additionally, the note holder is entitled to convert the note and all accrued and unpaid interest to common stock at the holder's election at a price equal to $3.75 per share. As of December 31, 2004, the notes and all interest earned were outstanding.

As of December 31, 2004, we had accrued approximately $1,530 of interest related to the notes.

CONVERTIBLE 8.0% PROMISSORY NOTES - COMMON STOCK

Effective December 31, 2004, the Company converted a series of cash advances from a current director into notes equal to $443,730. The notes carry an 8.0%
interest rate and are due and payable July 1, 2006. Additionally, the note holder is entitled, at the holder's election, to convert the note and all accrued and unpaid interest to common stock at a 40.0% discount to the most current price at which the Company raised equity securities.

                                      F-21

As of December 31, 2004, the notes and all interest earned were outstanding.
(See Note 5 discussion of derivative analysis)

As of December 31, 2004, we had accrued approximately $6,680 of interest related to the notes.

HIRING OF CHIEF EXECUTIVE OFFICER AND APPROVAL OF COMPENSATION PACKAGE

In November 2004, the Board approved the hiring of Mr. Jeff Oscodar as Chief
Executive Officer. Mr. Oscodar was to serve in the role as an independent contractor. The details of his compensation included an $180,000 annual salary, gross of taxes and approximately 5%, on a fully diluted basis, of the Company's equity in the form of stock options (or 433,350 non-qualified stock options).

RELATED PARTY VENDOR AGREEMENT AND FINANCING AND ESCROW AGREEMENT

Under a two-year agreement dated June 2003 ("Vendor Agreement"), the Company purchases its primary products from a contract manufacturer ("related party vendor") located in Taiwan who is designated under the Vendor Agreement as the sole and exclusive manufacturing partner. A control person of that related party vendor served on our Board of Directors until he resigned in November 2005 (see
Note 16). The agreement also specified the related party vendor was to invest
$500,000 in the Company's Convertible Preferred Series B shares and be granted warrants to purchase 4,000 common shares of the Company (see Note 11 and 12).
Purchases were approximately $403,000 and $45,000 in 2004 and 2003, respectively. Accounts payable was approximately $199,305 at December 31, 2004 and is fully collateralized by all accounts receivables and inventory under a separate Security Agreement executed in April 2004 (see below). During 2003 approximately $485,000 of sub-assemblies were purchased, however, from another unrelated vendor and provided to the related party vendor for the manufacturing of our products.

In April 2004 the Company executed a Financing and Escrow agreement and a
Security Agreement with the related party vendor whereby accounts payable to that vendor would be deferred and payable from a percentage of receipts of accounts receivable from the Company's customers. The customer payments are made payable to the Company by the customers but are deposited into a third party escrow account and such escrow agent then disburses the stipulated percentage amounts to both the Company and the related party vendor. Under the arrangement,
70% of each receipt was paid to the vendor against the accounts payable, while
30% was remitted to the Company. This arrangement is accounted for as a lending transaction under FASB Statement 140 "Accounting for Transfers and Servicing of
Financial Assets and Extinguishment of Liabilities".

                                      F-22

     9.   COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS:

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of December 31, 2004 and 2003, there were no pending or threatened lawsuits that could have a material effect on the results of operations.

On March 16, 2005, SSIT North America, Inc, filed a lawsuit against us in
California Superior Court for the county of San Francisco. The plaintiff claims that we owe them $33,000 for goods they sold us and services they performed for
us. We believe that we have an offset against the claimed $33,000 due to various defects in the goods in question. However, we have recorded a $33,000 reserve for this lawsuit in our financial statements as of December 31, 2004. We plan to vigorously defend ourselves with regards to this matter.

There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

COMMITMENTS:

The Company during the years ended December 31, 2004 an 2003, was not a party to any capital or operating leases, which would have given rise to any significant future commitments. The only operating lease that the Company had during this time period was for its office space which was rented under month to month terms and was cancelable with 30 days notice. Had the lease been terminated at
December 31, 2004 or 2003, the Company would have been obligated to pay $3,500 and $5,500, respectively.

For the twelve months ended December 31, 2004 and 2003, we recognized $52,500 and $42,000, respectively, as rental expense related to the office lease.

     10.  EMPLOYEE BENEFIT PLAN

As of December 31, 2004, the Company does not maintain a benefit plan for employees.

     11.  EMPLOYEE STOCK INCENTIVE PLANS AND EQUITY RELATED TRANSACTIONS

STOCK OPTIONS

During 2003, we adopted a stock option plan "The 2003 Stock Option/Stock
Issuance Plan" (the "2003 Plan"). The purpose of the 2003 Plan was to further the growth and general prosperity of the Company by enabling our employees to acquire our common

                                      F-23

stock, increasing their personal involvement in the Company and thereby enabling
Handheld to attract and retain our employees.

As a result, our Board of Directors has adopted and our shareholders approved the 2003 Plan to permit Handheld to offer a wide range of incentives, including incentive and non-statutory stock options and stock purchase rights.

The 2003 Plan, as amended (see Note 16), provides for the granting of options to purchase up to an aggregate of 3,000,000 common shares to employees, directors and other service providers of Handheld. Any options that expire prior to exercise will become available for new grants from the "pool" of ungranted options. Options that are granted under the 2003 Plan may be either options that qualify as incentive stock options under the Internal Revenue Code ("Incentive
Options"), or those that do not qualify as such incentive stock options
("Non-Qualified Incentive Options").

The 2003 Incentive Options may not be granted at a purchase price less than the fair market value of the Common Shares on the date of the grant and
Non-Qualified Incentive Options may not be granted at a purchase price less than
85% of fair market value on the date of grant (or for an option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value).

The term of each option, under the 2003 plan, which is fixed at the date of grant, may not exceed ten years from the date the option is granted (by law, an
Incentive Option granted to a person holding more than 10% of the Company's voting stock may be exercisable only for five years).

During 2004 and 2003 several options were granted to employees (see tables below). The intrinsic value of options granted to employees was computed at the respective grant dates and is being recognized as compensation expense over the respective vesting periods. Compensation expense for stock option grants was
$281,891 and $99,318 in 2004 and 2003, respectively.

All options qualify as equity pursuant to EITF 00-19 "Accounting for Derivative
Financial Instruments Indexed to, and Potentially Settled in, a Company's Own
Stock".

Option activity under the 2003 Plan is as follows:

                                                                    WEIGHTED AVERAGE
                                                 NUMBER OF SHARES    EXERCISE PRICE
                                                 ----------------   ----------------

OUTSTANDING, FEBRUARY 13, 2003                             --             $  --
                                                    ---------             -----
Granted (weighted average fair value of $0.77)        761,500              0.22
Exercised                                                  --                --
Cancelled                                            (106,500)             0.25
                                                    ---------             -----
OUTSTANDING, DECEMBER 31, 2003                        655,000             $0.22
                                                    ---------             -----
Granted (weighted average fair value of $0.73)      1,040,850              0.37
Exercised                                                  --                --
Cancelled                                            (236,500)             0.34
                                                    ---------             -----
OUTSTANDING, DECEMBER 31, 2004                      1,459,350             $0.30
                                                    ---------             -----

                                      F-24

WARRANTS

All warrants qualify as equity pursuant to EITF 00-19 "Accounting for Derivative
Financial Instruments Indexed to, and Potentially Settled in, a Company's Own
Stock".

Compensation and consulting expense for stock warrant grants were $730,519 and
$55,785 in 2004 and 2003, respectively.

Warrants have been granted from time to time in conjunction with financings, employee compensation and consulting arrangements. Warrant activity is as follows:

                                                 NUMBER OF WARRANTS   AVERAGE EXERCISE PRICE
                                                 ------------------   ----------------------

OUTSTANDING, FEBRUARY 13, 2003                               --               $  --
                                                      ---------               -----
Granted (weighted average fair value of $0.68)          630,555                0.33
Exercised                                                    --                  --
Exercised - cashless                                         --                  --
Expired                                                      --                  --
                                                      ---------               -----
OUTSTANDING, DECEMBER 31, 2003                          630,555               $0.33
                                                      ---------               -----
Granted (weighted average fair value of $1.14)          720,000                0.13
Exercised                                                    --                  --
Exercised - cashless                                         --                  --
Expired                                                      --                  --
                                                      ---------               -----
OUTSTANDING, DECEMBER 31, 2004                        1,350,555               $0.23
                                                      ---------               -----

OTHER INFORMATION REGARDING STOCK OPTIONS AND WARRANTS

Additional information regarding common stock options and warrants outstanding as of December 31, 2004 is as follows:

                      OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
-------------------------------------------------------------   ----------------------
                                          WEIGHTED   WEIGHTED                 WEIGHTED
                                            AVG.        AVG.                     AVG.
                              NUMBER     REMAINING   EXERCISE      NUMBER     EXERCISE
RANGE OF EXERCISE PRICES   OUTSTANDING     LIFE        PRICE    EXERCISABLE     PRICE
------------------------   -----------   ---------   --------   -----------   --------

      $0.10-$0.25             655,000       8.75        0.22      284,167        0.22
      $0.26-$0.37             804,350       9.69        0.37           --        0.37
                            ---------                             -------
                            1,459,350                  $0.37      284,167       $0.37

                   WARRANTS OUTSTANDING                       WARRANTS EXERCISABLE
-------------------------------------------------------   ----------------------------
                              NUMBER      WEIGHTED AVG.      NUMBER      WEIGHTED AVG.
RANGE OF EXERCISE PRICES   OUTSTANDING   EXERCISE PRICE   EXERCISABLE   EXERCISE PRICE
------------------------   -----------   --------------   -----------   --------------

         $0.25                466,000         $0.25          194,167         $0.25
         $0.37                790,000          0.37          790,000          0.37
     $0.50 - $2.50             94,555          1.17           94,555          1.17
                            ---------                      ---------
                            1,350,555                      1,078,722

                                      F-25

     12. SHAREHOLDERS EQUITY (DEFICIT)

REVERSE STOCK SPLIT

In September 2003, the Company effected a one for five reverse stock split on all authorized, issued and outstanding preferred and common stock. All share and per share data in the accompanying financial statements and Notes retroactively reflect the effect of the reverse split.

PREFERRED STOCK

At December 31, 2004, the Company is authorized to issue 3,474,492 shares of preferred stock with a par value of $0.0001. The Company has issued four classes of preferred stock at December 31, 2004. Each series has a liquidation preference as described in the table below.

                                 SHARES ISSUED
                                AND OUTSTANDING
                   AUTHORIZED    AS OF DECEMBER   LIQUIDATION
PREFERRED SERIES     SHARES         31, 2004       PREFERENCE
----------------   ----------   ---------------   -----------
       A              563,381        563,380         $0.125
       B            1,111,111        897,778         $ 0.90
       C            1,000,000        138,700         $ 2.50
       D              800,000        247,780         $ 3.75
                    ---------      ---------
     Total          3,474,492      1,847,638
                    =========      =========

In the event of liquidation, to the extent that there are insufficient assets to meet the liquidation requirements of all classes of the preferred series, then the series will be distributed the remaining assets of the Company on a pro-rata basis in relation to their liquidation preferences. Following payment to the holders of the preferred stock of the full amounts of the liquidation preferences, described in the table above, the entire remaining assets of the
Company, if any, will be distributed to the holders of the common stock in proportion to the shares held by them.

Holders of each Series of preferred stock are entitled to one vote per share on all matters to be voted upon by the shareholders of the Company.

Each Series has dividend rights equivalent to common shareholders. In addition a majority vote of preferred shareholders is required to change the preferred shareholders rights, change the authorized preferred shares, redeem common stock at a price other than

                                      F-26

the original issuance price or amend the articles of incorporation or bylaws with respect to preferred shares.

Each share of Series A, B, C & D preferred stock is, at the option of the holder, convertible into one share of the Company's common stock, subject to anti-dilution provisions as defined in the Company's Articles of Incorporation.

     o    CONVERTIBLE SERIES A PREFERRED STOCK

In May 2003, the Company closed the Convertible Series A preferred stock offering which resulted in gross proceeds of $45,000 to the Company. In exchange for these proceeds, the Company issued 360,000 shares of preferred stock Series
A at $0.125 to several investors.

In May 2003, we issued 40,000 Convertible Series A preferred stock valued at
$0.125 per share in exchange for services rendered by Mr. Garrett Cecchini, one of the Company's founding members and a current executive. The contemporaneous sale price per share of $0.125 per share was considered to be the fair value of the preferred stock at the grant date and the Company expensed $5,000.

In May 2003, we issued 163,380 Convertible Series A preferred stock valued at
$0.125 per share for a total of $20,423 to acquire the technology referred to as the AVS technology. The contemporaneous sale price per share of $0.125 was considered to be the fair value of the preferred stock at the grant date and the
Company recorded an asset of $20,423, which is included in the total asset of
$20,762. (See to Note 4 and common stock below)

     o    CONVERTIBLE SERIES B PREFERRED STOCK

In June 2003, we issued 166,667 shares of Convertible Series B preferred stock at $0.90 to a related party officer in exchange for a $150,000 interest-bearing subscription receivable note (See Note 8).

In September 2003, the company closed the Convertible Series B preferred stock offering which resulted in gross proceeds of $658,000 to the Company. In exchange for these proceeds, the Company issued 731,111 shares of preferred stock Series B at $0.90 to several investors including to Mr. Carl Page (a member of the Board of Director's and the Company's Chief Technology Officer)
and Mr. Walter Afanasieff (a former member of the Board of Director's who resigned in December 2005). As a result of their participation Messrs. Page and
Afanasieff received 36,667 and 27,778 shares.

     o    CONVERTIBLE SERIES C PREFERRED STOCK

In October 2003 the Company closed the Convertible Series C preferred stock offering which resulted in gross proceeds of $268,000, net of offering costs of
$20,000, to the Company. In exchange for these proceeds, the Company issued
115,200 shares of preferred stock Series C at $2.50 per share to several investors.

                                      F-27

In October 2003, we issued 23,500 Convertible Series C preferred shares in exchange for professional services rendered by a vendor. We valued the shares at
$2.50 per share based on contemporaneous sales prices and expensed $58,750.

     o    CONVERTIBLE SERIES D PREFERRED STOCK

From November through December 2003, the Company sold Convertible Series D preferred stock to a series of investors, which resulted in gross proceeds of
$226,621, net of offering costs of $15,000, to the Company. In exchange for these proceeds, the Company issued 64,432 shares of Series D preferred stock at
$3.75 per share.

In December 2003, we issued 1,334 Convertible Series D preferred shares in exchange for professional services rendered by a vendor. We valued the shares at
$3.75 per share based on the contemporaneous sale price.

From January through August 2004, the Company sold Convertible Series D preferred stock, which resulted in gross proceeds of $630,554, net of offering costs of $27,000, to the Company. In exchange for these proceeds, the Company issued 175,348 shares of preferred stock Series D at $3.75 per share to several investors including to Mr. Carl Page (a member of the Board of Directors and the
Company's Chief Technology Officer) and Mr. Tim Liou (a member of the Board of
Directors who resigned in November 2005). As a result of their participation,
Messrs. Page and Liou received 82,114 and 26,667 shares, respectively.

In December 2004 we issued 6,667 Convertible Series D preferred shares in exchange for professional services rendered by a vendor. We valued the shares at
$3.75 per share based on the contemporaneous sales price and expensed $24,999.

COMMON STOCK

At December 31, 2004, the Company is authorized to issue 22,000,000 shares of common stock with a par value of $0.0001. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders of the
Company.

In February 2003 upon the inception of the Company, we issued 1,690,000 common shares of the Company to the founder group in exchange for $845 or $0.0005 per share consisting of $415 cash and $430 of services rendered which was expensed.

In May 2003, we issued 678,028 common shares valued at $0.0005 per share for a total of $339 to acquire the technology referred to as the AVS technology (see
Note 4). The price per share was considered to be the fair value of the common stock at the issuance date based on the previous founder shares issued as there was no other readily determinable value for the common shares or the asset acquired.

In June 2003, 400,000 common shares were issued to a related party officer in exchange for a $50,000 interest bearing subscription receivable (refer to Note
8). As part of an employment agreement with the officer, the $50,000 was expensed as compensation in 2004.

                                      F-28

In July 2003, we issued 65,333 common shares valued at $0.90 per share in exchange for services rendered by several vendors. The value per share was determined based on the value of the various services provided since the common stock at that time did not have a readily determinable fair market value. The
Company expensed the $58,800.

In October 2003, we issued 2,500 common shares in exchange for professional services rendered by a vendor. We valued the shares at $2.50 per share, which was the value of the services provided since the common stock at that time did not have a readily determinable fair market value. The Company expensed $6,250.

PREFERRED STOCK AND COMMON STOCK WARRANTS

All warrants granted for services to non-employees in 2004 and 2003 were valued using the Black-Scholes valuation model with the following assumptions:
volatility of 82.7 % based on comparative companies analysis, expected terms equal to the expiration terms of the warrants, zero expected dividends, and risk free interest rates ranging from 2.27 to 4.45. A fair value of $.90 per share was used based on the fair value as determined in July 2003 for common shares issued for services. This was the most readily determinable fair value of the common stock for purposes of computing the fair value of warrants granted using the Black-Scholes valuation model.

In June 2003, the Company issued a warrant to acquire 55,555 shares of common stock with an exercise price of $0.90 per share to a contractor for professional services rendered relating to raising capital for the Company. The warrant was fully vested upon issuance and expires five years from issuance. The warrants were valued at $33,237 utilizing the Black-Scholes valuation model and we recognized a charge to additional paid-in capital as an offering cost to offset the equity proceeds. The warrant had not been exercised as of December 31, 2004.

In June 2003, the Company issued a warrant to acquire 4,000 shares of common stock with an exercise price of $0.90 per share, which expires five years from issuance, to a strategic partner in connection with a development relationship.
The warrant was fully vested upon issuance. The warrants were valued at $2,393 utilizing the Black-Scholes valuation model and was recognized as compensation expense at the time of issuance. The warrant had not been exercised as of
December 31, 2004.

In September 2003 we issued a warrant to acquire 466,000 shares of common stock with an exercise price of $0.25 per share to an entity controlled by our then
Chief Executive Officer, Nathan Schulhof (Mr. Schulhof continues to serve on our
Board of Directors), in connection with his employment as our Chief Executive
Officer. The warrant, which expires five years from issuance, vests over three years with 1/3 of the warrant vesting one year from issuance and then monthly over the following two years. As of December 31, 2004, approximately 194,167 of the underlying shares had vested. The warrants were valued at $302,900 utilizing
APB 25 intrinsic value method and such value will be recognized as expense over the vesting period. In 2004 and 2003, $204,677 and $55,785, respectively, was recognized as compensation expense. The warrant had not been exercised as of
December 31, 2004.

                                      F-29

In December 2003, we issued two notes to related parties that included the right to receive a warrant to purchase an aggregate of 105,000 shares of common stock.
These warrants have a strike price of $0.375 per share and expire three years from issuance. The warrants were valued at $76,545 utilizing the Black-Scholes valuation model and are being recognized as interest expense over the term of the loan with $38,273 recognized in each of 2004 and 2003. The warrants have not been exercised as of December 31, 2004.

In January 2004, the Company issued a warrant to acquire 15,000 shares of common stock with an exercise price of $0.50 per share to a strategic partner in connection with content relationship. The warrant, which expires five years from issuance, was fully vested upon issuance. The warrants were valued at $9,035 utilizing the Black-Scholes valuation model and was recognized as compensation expense at the time of issuance. The warrant had not been exercised as of
December 31, 2004.

In February 2004, the Company issued a warrant to acquire 20,000 shares of
Series C preferred stock with an exercise price of $2.50 per share to a patent attorney in exchange for legal services rendered. The warrant, which expires five years from issuance, was fully vested upon issuance. The warrants were valued at $33,582 utilizing the Black-Scholes valuation model and was recognized as legal expense at the time of issuance. The warrant had not been exercised as of December 31, 2004.

In May 2004, we issued a warrant to acquire 585,000 shares of common stock with an exercise price of $0.0001 per share to an entity controlled by our Chairman of the Board, Bill Keating primarily in connection with his employment as an independent contractor to perform CEO related services. The warrant, which expires three years from issuance, was fully vested upon issuance. The warrants were valued at $526,442 utilizing the APB 25 intrinsic value method and was recognized as compensation expense at the time of issuance since the service period was not defined. The warrant had not been exercised as of December 31,
2004.

In May 2004, we issued a warrant to acquire 100,000 shares of common stock with an exercise price of $0.37 per share to a contractor for services rendered. The warrant, which expires five years from issuance, was fully vested upon issuance.
The warrants were valued at $72,900 utilizing the Black-Scholes valuation model and was recognized as compensation expense at the time of issuance. The warrant had not been exercised as of December 31, 2004.

     13.  INCOME TAXES

As of December 31, 2004 and 2003, the Company had net operating loss carry forwards of approximately $4,160,000 and $1,850,010 for federal and state tax purposes, which expire in various amounts through 2024. Realization of the deferred tax assets is dependent upon future income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. Under the provision of the Tax
Reform Act of 1986, when there has been a change in an entity's ownership of 50 percent or greater, utilization of net operating loss carry

                                      F-30

forwards may be limited. As a result of the Company's equity transactions, the
Company's net operating losses will be subject to such limitations and may not be available to offset future income for tax purposes.

The effective tax rate differs from the federal statutory rate for the years ended December 31, 2004 and 2003 as follows:

                                                                        FROM
                                                                 FEBRUARY 13, 2003
                                                 YEAR ENDED        (INCEPTION) TO
                                             DECEMBER 31, 2004   DECEMBER 31, 2003
                                             -----------------   -----------------

Statutory Federal income tax rate                    34%                 34%
State income taxes, net of federal benefit          8.8%                8.8%
Increase in valuation allowance                   (38.6%)             (40.7%)
Non-deductible expenses                            (4.2%)              (2.1%)
                                                  -----               -----
                                                    0.0%                0.0%

The tax effects of our temporary differences and carryforwards are as follows at
December 31, 2004;

                                       YEAR ENDED
                                   DECEMBER 31, 2004
                                   -----------------
Net operating loss carryforwards      $ 1,782,000
Stock Options                             337,000
Other                                      16,000
                                      -----------
   Total Deferred Tax Assets            2,135,000
Valuation Allowance                    (2,134,000)
Deferred tax liabilities                   (1,000)
                                      -----------
   Net deferred tax assets            $       -0-

Changes in the valuation allowance for the years ended December 31, are as follows:

                             2004        2003
                          ----------   --------
Opening balance           $  824,000   $     --
Current year adjustment    1,310,000    824,000
Ending balance            $2,134,000   $824,000

The Company has determined that its net deferred tax asset did not satisfy the recognition criteria set forth in SFAS No. 109 and, accordingly, established a valuation allowance for 100 percent of the net deferred tax asset.

                                      F-31

     14.  NET LOSS PER SHARE

Basic earnings per share are computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share are computed using the weighted average number of common and potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon exercise of stock options and warrants and conversion of convertible debt (using the treasury stock method). Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. The treasury stock effect of options, warrants and conversion of convertible debt to shares of common stock outstanding at
December 31, 2004 and 2003, respectively, has not been included in the calculation of the net loss per share as such effect would have been anti-dilutive. As a result of these items, the basic and diluted loss per share for all periods presented are identical. The following table summarizes the weighted average shares outstanding:

                                                           YEAR ENDED DECEMBER 31
                                                           ----------------------
                                                              2004        2003
                                                           ----------   ---------

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                   2,835,861   2,505,034
Total Series A Preferred Stock Outstanding                    563,380     563,380
Less: Anti Dilutive Series A Preferred Stock due to loss     (563,380)   (563,380)
Total Series B Preferred Stock Outstanding                    897,778     897,778
Less: Anti Dilutive Series B Preferred Stock due to loss     (897,778)   (897,778)
Total Series C Preferred Stock Outstanding                    138,700     138,700
Less: Anti Dilutive Series C Preferred Stock due to loss     (138,700)   (138,700)
Total Series D Preferred Stock Outstanding                    247,780      65,766
Less: Anti Dilutive Series A Preferred Stock due to loss     (247,780)    (65,766)
Total Convertible Debt into Series D Preferred Stock           25,200          --
Less: Anti Dilutive Series D Preferred Stock due to loss      (25,200)         --
Total Convertible Debt into Common Stock                      569,157          --
Less: Anti Dilutive Common Stock due to loss                 (569,157)         --
Total Stock Options Outstanding                             1,459,350     666,500
Less: Anti Dilutive Stock Options due to loss              (1,459,350)   (666,500)
Total Warrants Outstanding                                  1,350,555     630,555
Less: Anti Dilutive Warrants due to loss                   (1,350,555)   (630,555)
                                                           ----------   ---------
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                 2,835,861   2,505,034

In total, at December 31, 2004 and 2003 there were financial instruments convertible into 5,251,900 and 2,962,679, respectively, common shares, which may potentially dilute future earnings per share.

                                      F-32

     15.  SEGMENT REPORTING

The Company has adopted SFAS No. 131, "Disclosures about Segments of an
Enterprise and Related Information." SFAS No. 131 requires a business enterprise, based upon a management approach, to disclose financial and descriptive information about its operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker(s) of an enterprise. Under this definition, the Company operated as a single segment for all periods presented. The single segment is comprised of our Consumer
Electronics segment. Approximately, 98% of our sales for the year ended December
31, 2004 were to customers in the United States of America; the remaining percentage were principally to customers in Europe. In 2003, all sales were to customers in the United States of America.

     16.  SUBSEQUENT EVENTS

CUSTOMER AGREEMENT

In December 2004, the Company signed a customer agreement with a major retailer to distribute the ZVUE product across the United States. As a result, by
December 2005, the product became available in more than 1,500 retail locations.
The contract was for one year and renewable at the mutual option of the parties.

RELATED PARTY VENDOR AGREEMENT

This Vendor Agreement as more fully described in Note 8 expired in June 2005.
Since the expiration date, the vendor has continued to manufacture the Company's products based on purchase orders.

PROPOSED FINANCING

In July 2005, the Board approved the hiring of two consultants to effect a financing for the Company to enable it to achieve its growth strategy. As part of the services contract, the consultants were issued 6% (or 560,910 shares) of the common stock of the Company, on a fully diluted basis. The shares were issued to the consultants in January 2006 and will be recognized as compensation expense in the latter portion of 2005.

MODIFICATION OF CHIEF EXECUTIVE OFFICER'S COMPENSATION PACKAGE

In November 2005, the Board approved the amendment of Mr. Oscodar's compensation package with the issuance to him of an additional 5% of the equity of the
Company, on a fully diluted basis, in the form of stock options (or 502,160 non-qualified stock options) and an increase in his annual salary to $300,000, effective upon the consummation of a financing transaction which results in
Handheld becoming a publicly traded company.

                                      F-33

OFFICE LEASE AND FIRST AMENDMENT TO THE LEASE

In November 2005, we entered into an office lease for our principal offices, located in San Francisco, CA, occupying approximately 5,500 square feet of office space. The lease term expires in November 2006. Upon commencement of the lease we prepaid the entire years rental obligation of $116,000 or $9,700 monthly. We have an option to extend the lease for twelve more months at our discretion.

In January 2006, we amended the lease to increase the amount of square feet we were renting to a total of 7,500 feet. The additional space will be available to the Company in March 2006. The additional rent for this space will be $4,400.
With this amendment, the Company exercised the one year extension provided for in the original lease extending the term of the original space and the additional space to November 2007.

STOCK OPTION PLAN AMENDMENT

In November 2005, the Board of Directors modified the 2003 Plan to increase the number of shares issuable under the plan to 3,000,000 from 1,500,000. The increase in the plan is expected to be an item for shareholder approval in the next meeting of shareholders.

RESIGNATION OF BOARD MEMBERS

In November 2005, Mr. Timothy Liou, a control person of our primary vendor, resigned from the Company's Board of Directors (see Note 8). The resignation was for personal reasons and was not the result of any disagreement with the Board or related to the direction of the Company.

In December 2005, Mr. Walter Afanasieff resigned from the Company's Board of
Directors. The resignation was for personal reasons and was not the result of any disagreement with the Board or related to the direction of the Company.

CONVERTIBLE 8.0% PROMISSORY NOTES - COMMON STOCK - 40% DISCOUNT

As of December 31, 2005, the Company had converted a series of cash advances from a current director into notes equal to $798,230. Of that amount $443,730 was outstanding on December 31, 2004 and therefore reflected in long-term debt and $354,500 of that amount had been advanced during 2005. The notes carry an
8.0% interest rate and are due and payable July 1, 2006. Additionally, the note holder is entitled, at the holder's election, to convert the note and all accrued and unpaid interest to common stock at a 40.0% discount to the most current price at which the Company raised equity securities.

CONVERTIBLE 8.0% PROMISSORY NOTES - COMMON STOCK - 15% DISCOUNT

As of December 31, 2005, the Company had converted a series of cash advances made during 2005 from a current director into notes equal to $2,895,819. The notes carry an

                                      F-34

8.0% interest rate and are due and payable July 1, 2006. Additionally, the note holder is entitled, at the holder's election, to convert the note and all accrued and unpaid interest to common stock at a 15.0% discount to the most current price at which the Company raised equity securities.

STOCK OPTION GRANTS

Subsequent to December 31, 2004, the Company issued options to employees and non-employees as follows.

                                                       AVERAGE
                                          NUMBER OF   EXERCISE
                                           OPTIONS      PRICE
                                          ---------   --------
OUTSTANDING, DECEMBER 31, 2004            1,459,350     $0.30
                                          ---------     -----
Granted (weighted average fair value of
   $0.73)                                   761,495      0.37
Expired                                          --        --
                                          ---------     -----
OUTSTANDING, JANUARY 25, 2006             2,220,845     $0.33
                                          ---------     -----

Subsequent to December 31, 2004, the Company has not issued warrants to employees, service providers or other partners.

CONVERTIBLE PREFERRED SERIES D STOCK ISSUANCE

During the period from January 1, 2005 through January 25, 2006, the Company issued 31,411 Convertible Preferred Series D shares for services and expenses of
$117,793 based on the contemporaneous sale price of $3.75 per share.

                                      F-35

                          HANDHELD ENTERTAINMENT, INC.
                                TABLE OF CONTENTS

                                                       Page
                                                       ----
BALANCE SHEET AS OF SEPTEMBER 30, 2005 (UNAUDITED)      F-1

STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)                 F-2

STATEMENT OF CASH FLOWS FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)                 F-3

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)     F-4

                          HANDHELD ENTERTAINMENT, INC.
                     BALANCE SHEET AS OF SEPTEMBER 30, 2005
                                   (UNAUDITED)

ASSETS
Current assets:
   Cash and cash equivalents                                                                      $    38,747
   Accounts Receivable, less allowances for doubtful accounts, of $10,000                             475,124
   Inventories                                                                                        283,872
   Prepaid Expenses                                                                                     6,155
                                                                                                  -----------
TOTAL CURRENT ASSETS                                                                                  803,898
Fixed assets, net                                                                                      14,928
Capitalized software, net                                                                              11,069
Other assets                                                                                            7,000
                                                                                                  -----------
TOTAL ASSETS                                                                                      $   836,895
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Trade accounts payable                                                                           1,098,958
   Trade accounts and advances payable to Employees and Related Parties                               730,727
   Accrued and other liabilities                                                                      472,358
   Short term convertible and non-convertible notes and loans                                          94,500
   Short term loans and convertible promissory notes, Related Party                                 2,207,230
                                                                                                  -----------
TOTAL CURRENT LIABILITIES                                                                           4,603,773
                                                                                                  -----------
TOTAL LIABILITIES                                                                                   4,603,773
Commitments and contingencies (Note 7)
Shareholders' deficit
   Convertible Series A Preferred, $0.0001 par value; 563,380 authorized; 563,380 issued and
      outstanding; with a liquidation preference of $70,423                                                56
   Convertible Series B Preferred, $0.0001 par value; 1,111,111 authorized; 897,778 issued and
      outstanding; with a liquidation preference of $808,000                                               90
   Convertible Series C Preferred, $0.0001 par value; 1,000,000 authorized; 138,700 issued and
      outstanding; with a liquidation preference of $346,750                                               14
   Convertible Series D Preferred, $0.0001 par value; 800,000 authorized; 253,780 issued and
      outstanding; with a liquidation preference of $951,675                                               26
   Common stock, $0.0001 par value; 22,000,000 authorized; 2,835,861 issued and
      Outstanding                                                                                         284
   Additional Paid in Capital -- Warrants and Stock Options                                         1,689,876
   Additional Paid in Capital                                                                       2,230,610
   Accumulated deficit                                                                             (7,687,834)
                                                                                                  -----------
TOTAL SHAREHOLDERS' DEFICIT                                                                        (3,766,878)
                                                                                                  -----------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                                       $   836,895

    THE ACCOMPANYING CONDENSED NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL
                                   STATEMENTS

                          HANDHELD ENTERTAINMENT, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                 NINE MONTHS ENDED SEPTEMBER 30,
                                                -------------------------------
                                                      2005           2004
                                                  ------------   ------------
Net revenues                                      $    937,110   $    375,834
Product costs                                        1,030,842        410,524
                                                  ------------   ------------
GROSS MARGIN                                           (93,732)       (34,690)
COSTS AND EXPENSES
Bad Debt Expense                                        10,000         43,735
Sales and marketing                                    388,407        321,813
General and administrative                           1,081,802      1,703,770
Research and development                               612,270        318,219
                                                  ------------   ------------
TOTAL OPERATING EXPENSES                             2,092,479      2,387,537
                                                  ------------   ------------
LOSS FROM OPERATIONS                                (2,186,211)    (2,422,227)
OTHER INCOME AND (EXPENSE)
Interest income                                          3,833          5,173
Interest Expense                                       (83,747)       (51,854)
                                                  ------------   ------------
TOTAL OTHER INCOME/(EXPENSE)                           (79,914)       (46,681)
                                                  ------------   ------------
NET LOSS                                           ($2,266,125)   ($2,468,908)
                                                  ------------   ------------
BASIC AND DILUTED NET LOSS PER SHARE                    ($0.80)        ($0.87)

Shares used in computing basic and diluted
   net loss per share                                2,835,861      2,835,861

    THE ACCOMPANYING CONDENSED NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL
                                   STATEMENTS

                          HANDHELD ENTERTAINMENT, INC.
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                                     NINE MONTHS ENDED SEPTEMBER 30,
                                                                                     -------------------------------
                                                                                           2005            2004
                                                                                       ------------   ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                                ($2,266,125)   ($2,468,908)
Adjustments to reconcile net income to net cash used by operating activities:
   Depreciation and amortization                                                             11,705         10,959
   Amortization of debt discount                                                                 --         38,273
   Bad Debt Expense                                                                          10,000         43,735
   Settlement Loss                                                                               --         63,052
   Non-Cash exchange of note for services                                                        --         50,000
   Non-Cash expenses related to preferred stock issued for services                          22,500         20,000
   Non-Cash charges related to warrants issued to non-employees for services                     --         98,817
   Non-Cash charges under APB 25 related to stock options and warrants issued with
      intrinsic value to employees                                                          327,307        920,955
      Interest income related to the issuance of a Note to a Related party
         for the purchase of Common and Preferred Stock                                          --          5,466
Changes in assets and liabilities:
Accounts Receivable                                                                        (428,669)      (114,921)
      Inventories                                                                           143,224            (79)
      Prepaid Expenses                                                                       (6,155)        (3,273)
      Other Assets                                                                               --          3,482
      Trade accounts payable                                                                 56,227        202,950
      Accrued and other liabilities                                                          46,832        320,801
      Trade Accounts and advances payable to Employees and Related Parties                  406,316             --
                                                                                       ------------   ------------
NET CASH USED IN OPERATING ACTIVITIES                                                   ($1,676,838)     ($808,691)

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of equipment                                                                  (6,529)            --
                                                                                       ------------   ------------
NET CASH USED IN INVESTING ACTIVITIES                                                       ($6,529)  $         --

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from notes                                                                        --         94,500
      Proceeds on subscription note receivable                                                   --         50,000
      Short Term Payments on Borrowing from Related Parties                                  (8,370)            --
      Short Term Borrowings from Related Parties                                          1,701,500             --
      Long Term Borrowings from Related Parties                                                  --        173,000
      Bank Overdraft                                                                             --        (46,991)
      Sale of Series D Preferred Stock                                                           --        657,554
      Series D Offering costs                                                                    --        (27,000)
                                                                                       ------------   ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                              $  1,693,130   $    901,063
NET INCREASE  IN CASH AND CASH EQUIVALENTS                                                    9,763         92,372
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                               28,984             --
                                                                                       ------------   ------------
CASH AND CASH EQUIVALENTS AT END OF THE YEAR                                           $     38,747   $     92,372

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                               -----------------
                                                                  2005   2004
                                                                  ----   ----
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                                      $--    $--
Income tax paid                                                     --     --

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
   None                                                             --     --

                THE ACCOMPANYING CONDENSED NOTES ARE AN INTEGRAL
                       PART OF THESE FINANCIAL STATEMENTS

                          HANDHELD ENTERTAINMENT, INC.
                     CONDENSED NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
                                   (UNAUDITED)

1.   BASIS OF PRESENTATION

The unaudited interim financial statements have been prepared from the records of HandHeld Entertainment, Inc. ("Handheld", "we", "us", "our" or the
"Company"). In the opinion of management, all adjustments, which consist of only normal recurring adjustments, to present fairly the financial position at
September 30, 2005 and the results of operations and cash flows for the nine months ended September 30, 2005 and 2004, have been made. The interim financial statements should be read in conjunction with the audited financial statements and notes thereto contained in the Form 8-K for the periods ended December 31,
2004 and 2003. The results of operations for the nine months ended September 30,
2005 are not necessarily indicative of the results to be expected for any other interim period or for the full year.

Historically, we have financed our working capital and capital expenditure requirements primarily from short and long-term notes and sales of common and preferred stock. We are seeking additional equity and/or debt financing to sustain our growth strategy. We were able to obtain sufficient funds to continue in operation at least through the January 2006 completion of these financial statements. We believe that based on our current cash position, our borrowing capacity, and our assessment of how potential equity investors will view us, we will be able to continue operations at least through the end of 2006. The forecast that our financial resources will last through that period is a forward-looking statement that involves significant risks and uncertainties. It is reasonably possible that we will not be able to obtain sufficient financing to continue operations. Furthermore, any additional equity or convertible debt financing will be dilutive to existing shareholders and may involve preferential rights over common shareholders. Debt financing, with or without equity conversion features, may involve restrictive covenants.

The forecast period of time through which our financial resources will be adequate to support working capital and capital expenditure requirements is a forward-looking statement that involves risks and uncertainties, and actual results could vary. Furthermore, any additional equity financing may be dilutive to shareholders, and debt financing may involve restrictive covenants.

CONCENTRATIONS

Financial instruments that potentially subject us to concentrations of credit risk consist of cash and cash equivalents and accounts receivable.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through September 30, 2005.

In December 2004 the Company signed a customer agreement with a major retailer to distribute the ZVUE product across the United States and Canada. As a result in mid 2005 the product became available in more than 1,500 retail locations.
The contract was for one year and renewable at the mutual option of the parties.
At September 30, 2005, that customer accounted for 85% of the gross accounts receivable and represented 87% of revenue for the nine months ended September
30, 2005. As a result, for the periods being reported we were materially dependent upon this customer for our revenues. Due to the nature of our business and the relative size of the contract, which was entered into in the ordinary course of business, the loss of the above customer would have a material adverse effect on our results.

Manufacturing of our ZVUE product is performed in China by our manufacturing partner. Any disruption of the manufacturing process as a result of political, economic, foreign exchange or other reasons could be disruptive to our operations. We have no reason to expect such a disruption but we believe that, if necessary, production could be reestablished in other territories in a reasonable period of time at reasonable terms. This is, however, a forward-looking statement that involves significant risks and uncertainties. It is possible that relocation of production, if it were to become necessary, would take longer and be more expensive than anticipated. At September 30, 2005 $4,562 of component inventory was at the Chinese location.

Purchases from the vendor during the nine months ended September 30, 2005 and
2004 were approximately

$835,000 and $358,000, respectively. Accounts payable due to this vendor at
September 30, 2005 was approximately $619,000 and is included in accounts payable, employees and related parties. The balance due is fully collateralized by substantially all the assets of the Company.

In the nine months ended September 30, 2005, our operations have been funded via advances (converted to convertible promissory notes) from a current director and board member (Refer to Note 6). In the nine months ended September 30, 2005, this individual has advanced the Company $1,701,500 and subsequent to that an additional $1,548,819. All of these amounts have been converted to convertible loans that can be converted to common stock, at the holder's discretion, at a discount to the most current price at which the Company raised equity securities.

2.   USE OF ESTIMATES

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of our financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. Significant estimates during 2005 include the valuation of accounts receivable, inventories, capital stock, options and warrants granted for services rendered, estimates of allowances for sales returns and the estimate of the valuation allowance on the deferred tax assets.

3.   INVENTORIES

At September 30, 2005, Inventories consists of the following:

Finished Goods              $279,310
Components                     4,562
                            --------
Less: Valuation Allowance         --
                            --------
                            $283,872
                            ========

4.   DEBT

The following table details our outstanding debt as of September 30, 2005:

SHORT-TERM

   Convertible 10% Notes Payable - Preferred Series D                 $   64,500
   Convertible 9.5% Promissory Notes - Preferred Series D                 30,000
   8% Promissory Notes Payable to Related Parties with warrants
      attached -  (See Note 6)                                            35,000
   Convertible 8.0% Promissory Notes - Common Stock  - (See Note 6)   $2,145,230
   Convertible 9.5% Promissory Notes - Common Stock  - (See Note 6)       27,000
                                                                      ----------
SUBTOTAL SHORT TERM                                                   $2,207,230

CONVERTIBLE 10% NOTES PAYABLE - PREFERRED SERIES D

In February 2004, the Company sold $64,500 of notes that were convertible into its Series D preferred stock at a price equal to $3.75. The preferred series D stock is convertible to the common stock of the Company on a one for one ratio.
The notes carry a 10% interest rate and were due and payable on demand but not earlier than one year after their issuance. As of September 30, 2005, the notes and all interest earned were outstanding.

As of September 30, 2005, we had accrued approximately $4,850 of interest related to the notes.

CONVERTIBLE 9.5% PROMISSORY NOTES - PREFERRED SERIES D

In June 2004, the Company sold notes equal to $30,000 that carried a 9.5%
interest rate and were due and payable June 15, 2005. Additionally, the holder was entitled to convert the note to preferred series D stock at the holder's election at a price equal to $3.75. The preferred series D stock is convertible to the common stock of the Company on a one for one ratio. As of September 30,
2005, the notes and all interest earned were outstanding.

As of September 30, 2005, we had accrued approximately $2,100 of interest related to the notes.

The note and all accrued interest were paid in full in January 2006 as part of a settlement agreement with the note holder. The settlement included the release of various other claims and resulted in a payment of $35,000 to the note holder which represented the principal and accrued interest through the payment date.
With the settlement agreement, the note holder forgave all rights and responsibilities as they relate to the note, potential conversion of the note and any other claims that the note holder may have asserted.

All convertible notes were reviewed by management to determine if the embedded conversion rights qualified as derivatives under FASB Statement 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations.
Management determined the embedded conversion features were not derivatives and accordingly each convertible instrument is reflected as one combined instrument in the accompanying financial statements. Management then reviewed whether a beneficial conversion feature and value existed. For convertible notes with fixed conversion terms, there was no beneficial conversion value as the conversion price equaled the fair market value of the underlying capital shares at the debt issuance date. For convertible instruments with a variable conversion price, due to the contingency of the conversion being linked to a future offering not under control of the creditor, any beneficial conversion amount will be measured and recorded when the contingency is resolved.

5.   STOCK BASED AWARDS - INCENTIVE STOCK OPTIONS

We account for stock-based compensation plans in accordance with Accounting
Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to
Employees, under which no compensation cost is recognized in the financial statements for employee stock arrangements when grants are made at fair market value. We have adopted the disclosure-only provisions of SFAS No. 123,
"Accounting for Stock Based Compensation" as amended by SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure.

During the nine months ended September 30, 2005 and 2004, we granted 73,333 and
177,500 incentive stock options, respectively, to employees. The intrinsic value of options granted to employees was computed at the grant date and is being recognized over the vesting period. Compensation expense for stock options was
$327,307 and $920,955 for the nine months ended September 30, 2005 and 2004.

                                                 NUMBER OF   AVERAGE EXERCISE
                                                  OPTIONS          PRICE
                                                 ---------   ----------------
OUTSTANDING, DECEMBER 31, 2004                   1,459,350         $0.30
                                                 ---------         -----
Granted (weighted average fair value of $0.73)      73,333          0.37
Expired                                                 --            --
                                                 ---------         -----
OUTSTANDING, SEPTEMBER 30, 2005                  1,532,683         $0.31
                                                 ---------         -----

                                                 NUMBER OF   AVERAGE EXERCISE
                                                  OPTIONS          PRICE
                                                 ---------   ----------------
OUTSTANDING, DECEMBER 31, 2003                     655,000         $0.22
                                                 ---------         -----
Granted (weighted average fair value of $0.73)     412,500          0.37
Expired                                           (236,500)         0.34
                                                 ---------         -----
OUTSTANDING, SEPTEMBER 30, 2004                    831,000         $0.25
                                                 ---------         -----

Had compensation cost for the stock-based compensation plans been determined based upon the fair value at grant dates for awards under those plans consistent with the method prescribed by SFAS 123, net loss would have been increased to the pro forma amounts indicated below. The pro forma financial information should be read in conjunction with the related historical information and is not necessarily indicative of actual results.

                                                 NINE MONTHS ENDED SEPTEMBER 30,
                                                 -------------------------------
                                                        2005          2004
                                                    -----------   -----------
NET LOSS, AS REPORTED                               ($2,266,125)  ($2,468,908)
Intrinsic compensation charge recorded under
   APB 25                                               327,307       920,955
Pro Forma compensation charge under SFAS 123,
   net of tax                                          (422,298)     (989,375)
PRO FORMA NET LOSS                                  ($2,361,116)  ($2,537,328)
Net Loss Per Share:
   Basic and Diluted--as reported                        ($0.80)       ($0.85)
   Basic and Diluted--pro forma                          ($0.83)       ($0.89)

The fair value of each option granted was estimated on the date of the grant using the Black-Scholes option-pricing model using the following weighted average assumptions:

                                                 NINE MONTHS ENDED SEPTEMBER 30,
                                                 -------------------------------
                                                        2005         2004
                                                     ---------   -----------
Risk-free interest rates                             3.1 - 4.8%  2.3 - 3.2.1%
Expected dividend yields                                   0.0%          0.0%
Expected volatility                                       82.7%         82.7%
Expected option life (in years)                              5             5

The weighted average fair values as of the grant date for grants made in the nine months ended September 30, 2005 and 2004 were $0.77 and $0.73, respectively.

6.   RELATED PARTY TRANSACTIONS

NOTES RECEIVABLE FROM RELATED PARTIES - COMMON STOCK PURCHASE

In May 2003 the Company entered into a subscription promissory note agreement with an affiliate of a related party officer to finance the purchase of the company's common stock. The loan of $50,000 was utilized to purchase 400,000 shares. The note carried 5% simple interest and was due on September 30, 2003.
In 2004, the loan and all accrued interest were forgiven as a part of an employment agreement with the related party and charged to compensation expense.

As of September 30, 2005 and 2004, we had accrued approximately $0 and $1,880 of interest income related to the note.

NOTES RECEIVABLE FROM RELATED PARTIES - PREFERRED SERIES B STOCK PURCHASE

In May 2003 the Company entered into a subscription promissory note agreement with an affiliate of a related party officer to finance the purchase of the company's preferred stock series B. The loan of $150,000 was utilized to purchase 166,667 shares. The note carried 5% simple interest and was due on
September 30, 2003. In 2004, $50,000 was paid on the note and subsequently the remaining principal balance and all accrued interest were fully reserved for as a result of our analysis of the potential collectability of the note and related interest. As a result of this analysis, the Company recorded a settlement loss of approximately $63,000 in 2004 against the note.

As of September 30, 2005 and 2004, we had accrued approximately $0 and $3,300 of interest income related to the note.

8% PROMISSORY NOTES PAYABLE TO RELATED PARTIES WITH WARRANTS ATTACHED

On December 15, 2003, we entered into two promissory notes with two members of the Board of Directors for $20,000 and $15,000, respectively. The notes carried an 8% interest rate and were due on January 14, 2004. Additionally, each holder is entitled to receive a warrant to purchase 3 shares of the common stock of the company for each dollar of principal. These warrants have a strike price of
$0.375 and will expire three years from issuance. The warrants were valued at
$76,545 utilizing the Black-Scholes valuation model and was being recognized as equity and interest expense over the original term of the loan. As of September
30, 2005, the notes and all interest earned were outstanding and in default.
These notes were amended in January 2006 and the due date extended to July 1,
2006.

As of September 30, 2005 and 2004, we had accrued approximately $2,000 and
$2,100 of interest expense related to the notes. We also recognized $38,273 of interest expense for the nine months ended September 30, 2004 as a result of the issuance of the warrants described above.

CONVERTIBLE 9.5% PROMISSORY NOTES - COMMON STOCK

In June and July 2004, the Company received $27,000 in loan advances from a current director which carried a 9.5% interest rate and were due on demand. At
September 30, 2005, the loans were in default. In January 2006 the loan was converted into a note with a new maturity date of July 1, 2006. Additionally, the note holder is entitled to convert the note and all accrued and unpaid interest to common stock at the holder's election at a price equal to $3.75 per share. As of September 30, 2005, the notes and all interest earned were outstanding.

As of September 30, 2005 and 2004, we had accrued approximately $2,000 and $650 of interest related to the notes.

CONVERTIBLE 8.0% PROMISSORY NOTES - COMMON STOCK

As of December 31, 2004, the Company had converted a series of cash advances from a current director into notes equal to $443,730. The notes carry an 8.0%
interest rate and are due and payable July 1, 2006. Additionally, the note holder is entitled, at the holder's election, to convert the note and all accrued and unpaid interest to common stock at a 40.0% discount to the most current price at which the Company raised equity securities. As of September 30,
2005, the notes and all interest earned were outstanding. (see Note 4 discussion of derivative analysis)

As of September 30, 2005 and 2004, we had accrued approximately $27,000 and $100 of interest related to the notes.

CONVERTIBLE 8.0% PROMISSORY NOTES - COMMON STOCK - 40% DISCOUNT

As of December 31, 2005, the Company had converted a series of cash advances from a current director into notes equal to $354,500. The notes carry an 8.0%
interest rate and are due and payable July 1, 2006. Additionally, the note holder is entitled, at the holder's election, to convert the note and all accrued and unpaid interest to common stock at a 40.0% discount to the most current price at which the Company raised equity securities.

CONVERTIBLE 8.0% PROMISSORY NOTES - COMMON STOCK - 15% DISCOUNT

As of December 31, 2005, the Company had converted a series of cash advances made during 2005 from a current director into notes equal to $2,895,819. Of that amount $1,347,000 had been advanced as of September 30, 2005. The notes carry an
8.0% interest rate and are due and payable July 1, 2006. Additionally, the note holder is entitled, at the holder's election, to convert the note and all accrued and unpaid interest to common stock at a 15.0% discount to the most current price at which the Company raised equity securities.

HIRING OF CHIEF EXECUTIVE OFFICER AND APPROVAL OF COMPENSATION PACKAGE

In November 2004, the Board approved the hiring of Mr. Jeff Oscodar as Chief
Executive Officer. Mr. Oscodar was to serve in the role as an independent contractor. The details of his compensation included an $180,000 annual salary, gross of taxes and approximately 5%, on a fully diluted basis, of the Company's equity in the form of stock options (or 433,350 non-qualified stock options).

RELATED PARTY VENDOR AGREEMENT AND FINANCING AND ESCROW AGREEMENT

Under a two-year agreement dated June 2003 ("Vendor Agreement"), the Company purchases its primary products from a contract manufacturer ("related party vendor") located in Taiwan who is designated under the Vendor Agreement as the sole and exclusive manufacturing partner. A control person of that related party vendor served on our Board of Directors until he resigned in November 2005 (see
Note 11). The agreement also specified the related party vendor was to invest
$500,000 in the Company's Convertible Preferred Series B shares and be granted warrants to purchase 4,000 common shares of the Company. During the nine months ended September 30, 2005 and 2004, purchases from the vendor were approximately
$835,000 and $358,000, respectively. Accounts payable were approximately
$619,000 at September 30, 2005 and are fully collateralized by substantially all of our assets under a separate Security Agreement executed in April 2004 and amended in July 2005 (see below).

In April 2004 the Company executed a Financing and Escrow agreement and a
Security Agreement with the related party vendor whereby accounts payable to that vendor would be deferred and payable from a percentage of receipts of accounts receivable from the Company's customers. The customer payments are made payable to the Company by the customers but are deposited into a third party escrow account and such escrow agent then disburses the stipulated percentage amounts to both the Company and the related party vendor. Under the arrangement,
70% of each receipt was paid to the vendor against the accounts payable, while
30% was remitted to the Company. In July 2005 the Security Agreement was
modified to include substantially all the assets of the Company. This arrangement is accounted for as a lending transaction under FASB Statement 140
"Accounting for Transfers and Servicing of Financial Assets and Extinguishment
of Liabilities".

7.   COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS:

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of September 30, 2005 and 2004 there were no pending or threatened lawsuits that could have a material effect on the results of operations.

On March 16, 2005, SSIT North America, Inc, filed a lawsuit against us in
California Superior Court for the county of San Francisco. The plaintiff claims that we owe them $33,000 for goods they sold us and services they performed for
us. We believe that we have an offset against the claimed $33,000 due to various defects in the goods in question. However, we have recorded a $33,000 reserve for this lawsuit in our financial statements as of December 31, 2004. We plan to vigorously defend ourselves with regards to this matter.

There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

COMMITMENTS:

The Company, during the nine months ended September 30, 2005 and 2004, was not a party to any capital or operating leases which would have given rise to any significant future commitments. The only operating lease that the Company had during this time period was for its office space which was rented under month to month terms and was cancelable with 30 days notice. Had the lease been terminated at September 30, 2005 and 2004, the Company would have been obligated to pay $3,500 and $5,500, respectively.

For the nine months ended September 30, 2005 and 2004, we recognized $37,000 and
$42,000, respectively, as rental expense related to the office lease.

8.   SEGMENT INFORMATION

     The Company has adopted SFAS No. 131, "Disclosures about Segments of an
Enterprise and Related Information." SFAS No. 131 requires a business enterprise, based upon a management approach, to disclose financial and descriptive information about its operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker(s) of an enterprise. Under this definition, the Company operated as a single segment for all periods presented. The single segment is comprised of our Consumer
Electronics segment. Approximately 97% of our sales for the nine months ended
September 30, 2005 were to customers in the United States of America with the remaining percentage was principally to customers in Europe.

9.   SHAREHOLDERS' EQUITY (DEFICIT)

REVERSE STOCK SPLIT

In September 2003, the Company effected a one for five reverse stock split on all authorized, issued and outstanding preferred and common stock. All share and per share data in the accompanying financial statements and Notes retroactively reflect the effect of the reverse split.

PREFERRED STOCK

At September 30,2005, the Company is authorized to issue 3,474,492 shares of preferred stock with a par value of $0.0001. The Company has issued four classes of preferred stock at September 30,2005. Each series has a liquidation preference as described in the table below.

                                SHARES ISSUED AND
                   AUTHORIZED   OUTSTANDING AS OF   LIQUIDATION
PREFERRED SERIES     SHARES     DECEMBER 31, 2004    PREFERENCE
----------------   ----------   -----------------   -----------
        A             563,381         563,380          $0.125
        B           1,111,111         897,778          $ 0.90
        C           1,000,000         138,700          $ 2.50
        D             800,000         253,780          $ 3.75
                    ---------       ---------
           Total    3,474,492       1,853,638
                    =========       =========

In the event of liquidation, to the extent that there are insufficient assets to meet the liquidation requirements of all classes of the preferred series, then the series will be distributed the remaining assets of the Company on a pro-rata basis in relation to their liquidation preferences. Following payment to the holders of the preferred stock of the full amounts of the liquidation preferences, described in the table above, the entire remaining assets of the
Company, if any, will be distributed to the holders of the common stock in proportion to the shares held by them. Holders of each Series of preferred stock are entitled to one vote per share on all matters to be voted upon by the shareholders of the Company.

Each Series has dividend rights equivalent to common shareholders. In addition a majority vote of preferred shareholders is required to change the preferred shareholders rights, change the authorized preferred shares, redeem common stock at a price other than the original issuance price or amend the articles of incorporation or bylaws with respect to preferred shares.

Each share of Series A, B, C & D preferred stock is, at the option of the holder, convertible into one share of the Company's common stock, subject to anti-dilution provisions as defined in the Company's Articles of Incorporation.

     o    CONVERTIBLE SERIES D PREFERRED STOCK

During the nine months ended September 30, 2005, the Company issued 6,000
Convertible Preferred Series D shares for services and expensed $22,500 based on the contemporaneous sale price of $3.75 per share.

10.  LOSS PER SHARE - POTENTIALLY DILUTIVE SECURITIES

Basic earnings per share are computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share are computed using the weighted average number of common and potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon exercise of stock options and warrants and the conversion of convertible debt (using the treasury stock method). Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. The following table summarizes the weighted average shares outstanding:

In total, at September 30, 2005 and 2004, there were financial instruments convertible into 6,548,792 and 4,244,370 common shares that may potentially dilute future earnings per share.

                                                 NINE MONTHS ENDED SEPTEMBER 30,
                                                 -------------------------------
                                                        2005         2004
                                                     ----------   ----------
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING             2,835,861    2,835,861
                                                     ----------   ----------
Total Series A Preferred Stock Outstanding              563,380      563,380
Less: Anti Dilutive Series A Preferred Stock
   due to loss                                         (563,380)    (563,380)

Total Series B Preferred Stock Outstanding              897,778      897,778
Less: Anti Dilutive Series B Preferred Stock
   due to loss                                         (897,778)    (897,778)

Total Series C Preferred Stock Outstanding              138,700      138,700
Less: Anti Dilutive Series C Preferred Stock
   due to loss                                         (138,700)    (138,700)

Total Series D Preferred Stock Outstanding              253,780      247,780
Less: Anti Dilutive Series A Preferred Stock
   due to loss                                         (253,780)    (247,780)

Total Convertible Debt into Series D Preferred
   Stock                                                 25,200       25,200
Less: Anti Dilutive Series D Preferred Stock
   due to loss                                          (25,200)     (25,200)

Total Convertible Debt into Common Stock              1,876,716      189,977
Less: Anti Dilutive Common Stock due to loss         (1,876,716)    (189,977)

Total Stock Options Outstanding                       1,532,683      831,000
Less: Anti Dilutive Warrants due to loss             (1,532,683)    (831,000)

Total Warrants Outstanding                            1,350,555    1,350,555
Less: Anti Dilutive Warrants due to loss             (1,350,555)  (1,350,555)

                                                     ----------   ----------
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING           2,835,861    2,835,861

11.  SUBSEQUENT EVENTS

PROPOSED FINANCING

In July 2005, the Board approved the hiring of two consultants to effect a financing for the Company to enable it to achieve its growth strategy. As part of the services the consultants were issued 6% (or 560,910 shares) of the common stock of the Company, on a fully diluted basis. At September 30, 2005 the
Company has not completed a financing transaction. The shares were issued to the consultants in January 2006 and will be recognized as compensation expense in the latter portion of 2005.

MODIFICATION OF CHIEF EXECUTIVE OFFICER'S COMPENSATION PACKAGE

In November 2005, the Board approved the amendment of Mr. Oscodar's compensation package with the issuance to him of an additional 5% of the equity of the
Company, on a fully diluted basis, in the form of stock options (or 502,160 non-qualified stock options) and an increase in his annual salary to $300,000, effective upon the consummation of a financing transaction which results in
Handheld becoming a publicly traded company.

OFFICE LEASE AND FIRST AMENDMENT TO THE LEASE

In November 2005, we entered into an office lease for our principal offices, located in San Francisco, CA, occupying approximately 5,500 square feet of office space. The lease term expires in November 2006. Upon commencement of the lease we prepaid the entire years rental obligation of $116,000 or $9,700 monthly. We have an option to extend the lease for twelve more months at our discretion.

In January 2006, we amended the lease to increase the amount of square feet we were renting to a total of 7,500 feet. The additional space will be available to the Company in March 2006. The additional rent for this space will be $$4,400.
With this amendment the Company exercised the one year extension provided for in the original lease extending the term of the original space and the additional space to November 2007.

STOCK OPTION PLAN AMENDMENT

In November 2005, the Board of Directors modified the 2003 Stock Option /Stock
Issuance Plan to increase the number of shares issuable under the plan to
3,000,000 from 1,500,000. The increase in the plan is expected to be an item for shareholder approval in the next meeting of shareholders.

RESIGNATION OF BOARD MEMBERS

In November 2005, Mr. Timothy Liou, a control person associated with the
Company's manufacturing partner (Refer to Note 6), resigned from the Company's
Board of Directors. The resignation was for personal reasons and was not the result of any disagreement with the Board or related to the direction of the
Company.

In December 2005, Mr. Walter Afanasieff resigned from the Company's Board of
Directors. The resignation was for personal reasons and was not the result of any disagreement with the Board or related to the direction of the Company.

STOCK OPTION GRANTS

Subsequent to September 30, 2005, the Company issued options to employees and non-employees as follows.

                                                 NUMBER OF   AVERAGE EXERCISE
                                                  OPTIONS          PRICE
                                                 ---------   ----------------
OUTSTANDING, SEPTEMBER 30, 2005                  1,532,683         $0.30
                                                 ---------         -----
Granted (weighted average fair value of $0.73)     688,162          0.37

Expired                                                 --            --
                                                 ---------         -----
OUTSTANDING, JANUARY 25, 2006                    2,220,845         $0.33

Subsequent to September 30, 2005, the Company has not issued warrants to employees, service providers or other partners.

CONVERTIBLE SERIES D PREFERRED STOCK

Subsequent to September 30, 2005, the Company issued 25,411 Convertible
Preferred Series D shares for services and expensed $95,293 based on the contemporaneous sale price of $3.75 per share.